UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Gentherm Incorporated

(Name of registrant as specified in its charter)

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INVITATION TO OUR SHAREHOLDERS

April 27, 2015

To our Shareholders:

We cordially invite you to attend our 2015 annual meeting of shareholders, which will be held on Thursday, May 28, 2015, at 9:30 a.m., Eastern Time, at our offices located at 21680 Haggerty Road, Suite 101, Northville, Michigan.  The business to be conducted at the annual meeting is set forth in the attached Notice of 2015 Annual Meeting of Shareholders and Proxy Statement.

Thank you for your continued support of Gentherm.

Sincerely,

Daniel R. Coker

President and Chief Executive Officer

GENTHERM INCORPORATED

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

Our 2015 annual meeting of shareholders will be held on Thursday, May 28, 2015, at 9:30 a.m., Eastern Time, at our offices located at 21680 Haggerty Road, Suite 101, Northville, Michigan to conduct the following items of business:

•	To elect nine directors named in the accompanying Proxy Statement, each to serve for a one-year term or until his or her successor has been duly elected and qualified.
•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015.
•	To approve (on an advisory basis) the compensation of our named executive officers.
•	To approve an amendment to our Restated Articles of Incorporation to eliminate cumulative voting in director elections, commencing with the 2016 annual meeting of shareholders.
•	To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Only holders of our common stock at the close of business on April 13, 2015, the record date, are entitled to receive this notice and to attend and vote at the annual meeting.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote promptly and save us the expense of additional solicitation. If you attend the annual meeting, you may revoke your proxy in accordance with the procedures set forth in the Proxy Statement and vote in person.

By Order of the Board of Directors

Kenneth J. Phillips
Vice-President, General Counsel and Secretary

Northville, Michigan

April 27, 2015

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement.  This summary does not contain all of the information that you should consider and therefore you should read the entire proxy statement before voting.  For more complete information regarding the Company’s 2014 performance, review our annual report on Form 10-K for the year ended December 31, 2014.

Please Vote Today

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote promptly to save us the expense of additional solicitation. Please carefully review the proxy materials for the 2015 annual meeting and follow the instructions below to cast your vote on all of the proposals.

Proposals, Board Recommendations and Required Vote

Proposal	Board Recommendation	Required Vote
No. 1 - Election of Directors (page 5)	FOR each nominee	Plurality*
No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm for 2015 (page 39)	FOR	Majority of votes cast
No. 3 - Advisory Vote on Named Executive Officer Compensation (page 40)	FOR	Majority of votes cast
No. 4 - Approval of an Amendment to the Restated Articles of Incorporation to Eliminate Cumulative Voting in Director Elections (page 41)	FOR	Majority of shares of common stock outstanding and entitled to vote

*

Notwithstanding that directors will be elected by a plurality of votes cast at the annual meeting, in the event any director nominee receives a greater number of votes “withheld” than votes “for” his or her election, our majority voting policy requires such nominee to promptly tender his or her resignation, conditioned on Board acceptance.  The majority voting policy will not apply, however, if cumulative voting rights are exercised with respect to director elections at the annual meeting.  See “Board Matters – Corporate Governance – Corporate Governance Guidelines” in this proxy statement for further information regarding our majority voting policy.

Voting Methods in Advance of Annual Meeting

Even if you plan to attend the 2015 annual meeting in person, please vote right away using one of the following voting methods (see page 2 for additional details). Make sure to have your proxy card or voting instruction card in hand and follow the instructions.

•	By Mail. Complete, sign and return your proxy card or voting instruction card in the enclosed envelope.
•	Other. If you are a beneficial owner, you may have the option to vote your shares via the internet or telephone.

Attend and Vote at Annual Meeting

Date:	Thursday, May 28, 2015
Time:	9:30 a.m., Eastern Time
Location:	Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan

Shareholders of record and beneficial owners (if in possession of a proxy from your broker, bank or other nominee) as of April 13, 2015 may attend and vote at the annual meeting.

Director Nominees

The Board currently consists of nine directors.  All directors are elected annually and serve one-year terms.  The Board has re-nominated all of the current directors.   The following table provides summary information about such director nominees.

Name	Age	Director Since	Independent	Committee Memberships	Primary Occupation	Other Public Company Boards
Lewis Booth	66	2013	Yes	Audit (Chair), Nominating, Corporate Governance (Chair)	Former Executive Vice-President and CFO of Ford Motor Company	Rolls-Royce Holdings, Mondelez International
Francois J. Castaing	69	2001	Yes	Audit, Nominating (Chair), Corporate Governance, Technology	Former Technical Advisor to the Chairman of Chrysler Corporation; Former President of Chrysler International; Former Vice- President of Vehicle Engineering of Chrysler Corporation	TRW Automotive Holdings Corp.
Daniel R. Coker	62	2007	No	—	President and Chief Executive Officer of the Company	—
Sophie Desormière	48	2012	Yes	Compensation, Nominating	General Manager Marketing and Sales, Senior Executive Vice- President of Solvay	—
Maurice E.P. Gunderson	63	2007	Yes	Compensation (Chair), Nominating, Technology	Managing Member of Shingebiss, LLC; Founder and Former Managing Director of Nth Power LLC	—
Oscar B. Marx, III	76	1999	No	—	Chairman of the Board; Former President and CEO of TMW Enterprises, Inc.; Former Vice-President of the Automotive Components Group of Ford Motor Company	—
Carlos E. Mazzorin	73	2011	Yes	Compensation, Nominating	Former President and COO of Magna Electronics, Inc.; Former Group VP of South America, Asia Pacific and Global Purchasing, Ford Motor Company	Bombardier Recreational Products
Franz Scherer	74	2013	Yes	Audit, Nominating, Corporate Governance	Former Chairman of the Supervisory Board of W.E.T. Automotive Systems AG; Former CEO of FTE Automotive Group and SIRONA Group	—
Byron T. Shaw II	46	2013	Yes	Nominating, Technology (Chair)	President of Byron Shaw LLC; Former Managing Director of the Silicon Valley Office for General Motors	—

Executive Compensation Highlights

See “Compensation Discussion and Analysis” beginning on page 16 for information regarding our compensation philosophy, objectives and design, our compensation-setting process and our executive compensation program components, as well as the decisions made for 2014 with respect to each of our named executive officers.

Say-on-Pay Proposal

The Company’s say-on-pay proposal presented at the 2014 annual meeting of shareholders, whereby shareholders were asked to provide advisory approval of the Company’s compensation for its named executive officers in 2013, was approved by approximately 94% of the votes cast.  At the 2015 annual meeting, shareholders are being asked to provide advisory approval of the Company’s compensation program for its named executive officers in 2014.

Governance Highlights

The Company is committed to good corporate governance appropriate to the Company and its shareholders.  Highlights include:

•	Annual director elections, with majority voting policy
•	Lead Independent Director, seven independent directors out of nine directors, and fully independent Board committees
•	Stock ownership guidelines and ownership among Chief Executive Officer and directors
•	Hedging and pledging policies
•	Robust governance policies

Ratification of Appointment of Independent Registered Public Accounting Firm for 2015

At the 2015 annual meeting, shareholders are being asked to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

The following table sets forth the fees the Company was billed for audit and other services provided by Grant Thornton in 2014 and 2013.  All of such services were approved in conformity with the pre-approval policies and procedures described under “Audit Committee Matters—Pre-Approval Policies and Procedures” on page 37.  The Audit Committee, based on its reviews and discussions with management and Grant Thornton, determined that the provision of these services was compatible with maintaining Grant Thornton’s independence.

	2014 ($)	2013 ($)
Audit Fees	1,502,000	1,496,000
Audit-Related Fees	88,000	10,000
Tax Fees	5,000	—
All Other Fees	16,000	15,000
Total Fees	1,611,000	1,521,000

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 28, 2015

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors (the “Board”) of Gentherm Incorporated (the “Company”) is soliciting your proxy, as a holder of our common stock, for use at the 2015 annual meeting of shareholders and any adjournment or postponement of such meeting (the “annual meeting”). The annual meeting will be held on Thursday, May 28, 2015, at 9:30 a.m., Eastern Time, at our offices located at 21680 Haggerty Road, Suite 101, Northville, Michigan.

The notice of annual meeting, proxy statement and form of proxy was first mailed to shareholders of record of our common stock on or about April 27, 2015.

What is the purpose of the annual meeting?

At the annual meeting, you will be voting on:

•	The election of nine directors named in this proxy statement, each to serve for a one-year term or until his or her successor has been duly elected and qualified.
•	The ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2015.
•	The approval (on an advisory basis) of the compensation of our named executive officers.
•	The approval of an amendment to our Restated Articles of Incorporation (the “Articles”) to eliminate cumulative voting in director elections, commencing with the 2016 annual meeting of shareholders.

The Board recommends a vote FOR each of the director nominees listed in this proxy statement, FOR the ratification of Grant Thornton’s appointment, FOR the approval of the compensation of our named executive officers, and FOR the approval of an amendment to our Articles to eliminate cumulative voting in director elections. We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment; proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

During or immediately following the annual meeting, management will report on our performance and will respond to appropriate questions from shareholders. Representatives of Grant Thornton will be present at the annual meeting, will make a statement, if they desire to do so, and will answer appropriate questions from our shareholders.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on April 13, 2015, the record date, provided such shares are held directly in your name as the shareholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. As of April 13, 2015, we had 35,895,322 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting; however, see “Can I cumulate my votes for directors at the annual meeting?” below.

What is the difference between holding shares as a shareholder of record and a beneficial owner?

Shareholders of Record. If your common shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote in person at the annual meeting.

Beneficial Owners. Many of our shareholders hold their common shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

May I vote my shares in person at the annual meeting?

Even if you plan to be present at the annual meeting, we encourage you to vote your shares prior to the meeting.

Shareholders of Record. If you are a shareholder of record and attend the annual meeting, you may deliver your completed proxy card or vote by ballot.

Beneficial Owners. If you hold your common shares through a bank, broker or other nominee and want to vote such shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.

Can I vote my shares without attending the annual meeting?

You may vote by completing, signing and returning the enclosed proxy card or voting instruction card. If you are a shareholder of record and the postage-paid envelope is missing, please mail your completed proxy card to Gentherm Incorporated, c/o Corporate Secretary, 21680 Haggerty Road, Suite 101, Northville, MI 48167.  You may have the option to vote your shares via the internet or telephone.

Can I change my vote?

Shareholders of Record. You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting or by filing with our corporate secretary either a notice revoking the proxy or a properly signed proxy.  In each case, such notice or proxy must bear a later date than your prior proxy.  If sent by mail, it must be received by our corporate secretary no later than 5:00 p.m., Eastern Time, on May 27, 2015. Your attendance at the annual meeting in person will not cause your prior proxy to be revoked unless you file the proper documentation for it to be so revoked.

Beneficial Owners. If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, P.O. Box 30170, College Station, TX 77842-3170; Telephone: (800) 962-4284.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Shareholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters or if the Board gives no recommendation, then in the discretion of the proxy holders.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote on each applicable matter. Under applicable law, a bank, broker or nominee has the discretion to vote on routine matters, including the ratification of the appointment of an independent registered public accounting firm. For all other matters at the 2015 annual meeting, brokers and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares for each proposal.

How many shares must be present to hold the annual meeting?

In order for us to conduct the annual meeting, a majority of the outstanding shares entitled to vote at the annual meeting as of April 13, 2015 must be present in person or by proxy at the meeting. This is known as a quorum. Abstentions, withheld votes and broker non-votes will be considered present for purposes of determining a quorum.

What vote is required to approve each item of business?

Proposal No. 1—Election of Directors. The nine nominees receiving the highest number of “for” votes at the annual meeting will be elected directors. This number is called a plurality. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Notwithstanding that directors will be elected by a plurality of votes cast at the annual meeting, in the event any director nominee receives a greater number of votes “withheld” than votes “for” his or her election, the Company’s majority voting policy requires such nominee to promptly tender his or her resignation, conditioned on Board acceptance.  The majority voting policy will not apply, however, if cumulative voting rights are exercised with respect to director elections at the annual meeting.  See “Board Matters – Corporate Governance – Corporate Governance Guidelines” for further information regarding our majority voting policy.

Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm for 2015. The affirmative vote of holders of a majority of votes cast at the annual meeting with respect to this proposal is required for ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2015. Abstentions will have the same effect as votes against the matter.

Proposal No. 3—Advisory Vote on Named Executive Officer Compensation. The affirmative vote of holders of a majority of votes cast at the annual meeting with respect to this proposal is required for the approval of the compensation of our named executive officers. Abstentions will have the same effect as votes against the matter. Broker non-votes will have no effect on the outcome of the vote.

Proposal No. 4 – Approval of an Amendment to the Restated Articles of Incorporation to Eliminate Cumulative Voting in Director Elections.  The affirmative vote of holders of a majority of shares of our common stock outstanding and entitled to vote is required for approval of an amendment to our Articles to eliminate cumulative voting in director elections, commencing with the 2016 annual meeting of shareholders.  Abstentions and broker non-votes will have the same effect as votes against the matter.

Other Matters. If any other matter is properly submitted to the shareholders at the annual meeting, its adoption generally will require the affirmative vote of holders of a majority of votes cast at the annual meeting. The Board does not propose to conduct any business at the annual meeting other than as stated above.

Although the advisory votes in Proposal No. 2 and No. 3 are not binding on the Company, the Board and/or respective committee will take your vote into consideration in determining future activities.

Can I cumulate my votes for directors at the annual meeting?

Our Articles and Amended and Restated Bylaws (“Bylaws”) currently permit cumulative voting at a meeting of shareholders at which directors are to be elected, provided that (A) the nominees’ names have been placed in nomination prior to commencement of the voting and (B) a shareholder who intends to cumulate votes gives timely notice to the Company.  If a shareholder complies with the foregoing, then each shareholder is entitled to as many votes as equals the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled.  A shareholder may cast all such votes for a single director or distribute such votes among as many candidates who have been properly nominated.

Since our 2015 annual meeting will be held more than 10 days after the first anniversary of our 2014 annual meeting, to be timely such notice must be delivered not earlier than the 60th day prior to the 2015 annual meeting and not later than the close of business on the later of (i) the 30th day prior to such meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by us (which announcement includes the names of the director nominees for election).

As of the date of this proxy statement, we have not received timely notice from any shareholder of an intention to cumulate votes with respect to the election of directors at the 2015 annual meeting.

At the 2015 annual meeting, shareholders are being asked to approve an amendment to our Articles which would eliminate cumulative voting in director elections, commencing with the 2016 annual meeting of shareholders.  See “Proposal No. 4 – Approval of an Amendment to the Restated Articles of Incorporation to Eliminate Cumulative Voting in Director Elections” for further information.

Is a registered list of shareholders available?

The names of shareholders of record entitled to vote at the annual meeting will be available to such shareholders at the annual meeting for any purpose reasonably relevant to the meeting.

Who will count the votes and where can I find the voting results?

The Inspector of Elections appointed at the 2015 annual meeting will tabulate the voting results. We intend to announce the preliminary voting results at the annual meeting and, in accordance with rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final results in a current report on Form 8-K within four business days of the annual meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board currently consists of nine directors.  All directors are elected annually and serve one-year terms.  Each director will serve until a successor is duly elected and qualified or until such director’s earlier resignation, retirement or death.  The Board has re-nominated all of the current directors.  As discussed below, the Board has affirmatively determined that seven of our nine current directors are independent under the applicable rules of the NASDAQ Global Select Market (“Nasdaq”).

Each nominee has consented to be listed in this proxy statement and agreed to serve as a director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, which we do not anticipate, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee (unless the proxies were previously instructed to withhold votes for the nominee who has become unable or unwilling to serve). Alternatively, the Board may reduce the size of the Board.

The Board recommends that you vote FOR the election of each of the director nominees.

Board of Directors

The directors and director nominees of the Company are as follows:

Name	Age	Title
Lewis Booth	66	Director
Francois J. Castaing	69	Lead Independent Director
Daniel R. Coker	62	President, Chief Executive Officer and Director
Sophie Desormière	48	Director
Maurice E.P. Gunderson	63	Director
Oscar B. Marx, III	76	Chairman of the Board
Carlos E. Mazzorin	73	Director
Franz Scherer	74	Director
Byron T. Shaw II	46	Director

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Nominating Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members in the context of our business and the then-current membership on the Board.  The Committee and the Board review and assess the continued relevance of and emphasis on these factors as part of the Board’s self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board’s goal of creating and sustaining a Board that can appropriately support and oversee the Company’s activities.

We believe our directors have an appropriate balance of knowledge, experience, attributes, skills and expertise as a group to ensure that the Board appropriately fulfills its oversight responsibilities and acts in the best interests of shareholders. Although specific qualifications for Board membership may vary from time to time, desired qualities include (A) the highest ethical character, integrity and shared values with the Company, (B) loyalty to the Company and concern for its success and welfare, (C) sound business judgment, and (D) sufficient commitment and availability to effectively carry out a director’s duties. Listed below are additional key skills and experience that we consider important for our directors to have in light of our current business and structure. Thereafter, the biographies of the directors and nominees set forth their business experience during at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the Nominating Committee’s conclusion that each director and nominee should continue to serve on the Board.

•

Senior Leadership Experience. Directors who have served in senior leadership positions can provide experience and perspective in analyzing, shaping, and overseeing the execution of important operational, organizational and policy issues at a senior level.

•

Business Development and Mergers and Acquisitions Experience. Directors who have a background in business development and in mergers and acquisitions transactions can provide insight into developing and implementing strategies for growing our business, which may include mergers and acquisitions. Useful experience in mergers and acquisitions includes an understanding of the importance of “fit” with the Company’s culture and strategy, the valuation of transactions, and management’s plans for integration with existing operations.

•

Financial and Accounting Expertise. Knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes can assist our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities. The Company also strives to have a number of directors who qualify as financial experts under SEC rules.

•

Industry Expertise. We design, develop and manufacture innovative thermal management technologies.  The automotive industry is our primary market, although we are focused on expanding the depth and breadth of our core technologies and the portfolio of products derived from those technologies, both within and outside the automotive market.  As a result, experience in the automotive industry, as well as other industries in which we hope to expand, is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, our manufacturing operations, and the market segments in which we operate.

•

Global Expertise.  We have significant global operations, as we operate in locations aligned with our major customers’ product strategies in order to provide locally enhanced design, integration and production capabilities and to identify future thermal technology product opportunities in both automotive and other markets.  Further, our customers and vendors currently span North America, Europe and Asia, and further global penetration in those markets is a key element of our business strategy.  Directors with global expertise can provide a useful business and cultural perspective regarding aspects of our business.

•

Research and Development and Commercialization of Technologies Experience. The development and commercialization of new or improved technologies, which can take many years and be very expensive, is critical to the execution of our business strategy. Directors with experience in companies who have prioritized research and development and commercializing products related thereto can provide useful oversight of such matters.

Director Background and Qualifications

Lewis Booth has served as a director of the Company since 2013.  Mr. Booth served as Executive Vice-President and Chief Financial Officer (CFO) of Ford Motor Company from 2008 until his retirement in 2012.  Prior to his appointment to CFO, Mr. Booth held the positions of Chairman and CEO of Ford of Europe as well as President of Ford’s Asia Pacific and Africa Operations. He currently serves on the Board of Directors of Rolls-Royce Holdings, where he is the Senior Independent Director, Chairman of the Audit Committee, a member of the Nominations and Governance Committee and a member of the Science and Technology Committee, and Mondelez International, where he is a member of the Finance Committee and a member of the Human Resources and Compensation Committee. Mr. Booth also serves as a director of the University of Liverpool in America Inc. Mr. Booth, a qualified chartered management accountant, received his Bachelor’s engineering degree from Liverpool University.

As Executive Vice-President and CFO of Ford Motor Company, Mr. Booth was responsible for all of the company’s financial operations, including the Controller’s office, treasury and investor relations. Mr. Booth’s 34-year decorated career at Ford illustrates his financial expertise and knowledge of manufacturing, operations and the investment community. His strategic expertise in the worldwide automotive industry is critical to us as we continue to expand globally. Based on the foregoing, the Board has determined that Mr. Booth is an “audit committee financial expert” in accordance with SEC rules.

Francois J. Castaing has served as a director of the Company since 2001.  Mr. Castaing retired in 2000 as technical advisor to the Chairman of Chrysler Corporation. Prior to his retirement, Mr. Castaing spent 13 years with Chrysler Corporation, where he held various positions, including Vice-President of Vehicle Engineering from 1988 to 1996 and President of Chrysler International from 1996 to 1997. Mr. Castaing was Vice-President of Engineering and Group Vice-President Product and Quality of American Motors, from 1980 until Chrysler acquired that company in 1987. Mr. Castaing began his career with Renault as Technical Director for Renault Motorsport Programs. He currently serves as a director of publicly-traded TRW Automotive Holdings Corp., where he is a member of the Audit Committee and the Chairman of the Compensation Committee.  Mr. Castaing also serves on the board of FIRST in Michigan: For Inspiration and Recognition of Science and Technology, a not-for-profit foundation.

Mr. Castaing’s distinguished career in the automotive industry has given him extensive experience in our most important customer market. During his tenure at some of the world’s largest automobile manufacturers, Mr. Castaing developed leadership, strategic planning and organizational skills that greatly benefit the Company. In addition, his technical background contributes to his deep understanding of our operations and enables him to assist in problem solving.  He also has significant knowledge of the Company based on his 14 years of service on the Board.

Daniel R. Coker has served as our President and Chief Executive Officer since 2003, and as a director since 2007.  Mr. Coker joined Gentherm in 1996 as Vice-President of Sales and Marketing. Prior to such time, from 1986 to 1995, Mr. Coker served as Vice-President and General Manager of North American Operations for Arvin, Inc.  Mr. Coker received his Bachelor’s degree from Tennessee Technological University.

Mr. Coker has extensive knowledge of the day to day operations of our business. His product development background allows him to fully understand and manage our business. In addition, Mr. Coker’s experience as our highest ranked officer, coupled with the managerial positions he previously held with other automotive-related companies, gives Mr. Coker industry insight and leadership and executive management skills key to our performance.

Sophie Desormière has served as a director of the Company since 2012.  Ms. Desormiére has served as General Manager Marketing and Sales, Senior Executive Vice-President at Solvay, a Belgium-based company and a developer of specialty chemicals, since November 2010. Previously, Ms. Desormière spent 17 years in increasingly responsible positions at Valeo, an independent industrial group focused on the design, production and sale of components, integrated systems and modules for the automotive industry, including Research & Development Product Line Director, Branch Marketing Innovation Director, Group Product Marketing Director and Comfort Enhancement Domain Director. Ms. Desormière is a graduate of the Ecole Nationale Supérieure de Chimie de Paris, the Institut de Formation du Caoutchouc and the Program for Management Development at Harvard Business School.

Ms. Desormière has broad experience in product planning, product development and market analysis. Her background in these areas assists the Company in its development of long-term product strategies. In addition, the skills Ms. Desormière has developed while working at global companies with significant European operations enables her to provide key insight with respect to the Company’s integration of its worldwide operations.

Maurice E.P. Gunderson has served as a director of the Company since 2007.  Mr. Gunderson has served as Managing Member of the consulting firm Shingebiss, LLC since 1999. Previously, Mr. Gunderson spent 15 years as the co-founder and Managing Director of Nth Power, a venture capital firm specializing in investments emerging from the global restructuring of the energy industry, and four years at CMEA Capital, a San Francisco based venture capital firm. Mr. Gunderson also serves as an advisor to Auto Tech Ventures, as well as a director of Contour Energy, Inc., Runway Capital Management and Radiant Capital Management, all privately-held companies. Mr. Gunderson received a Bachelor of Arts degree and Master of Science degree in mechanical engineering from Oregon State University and an M.B.A. from Stanford University.

Mr. Gunderson’s background as a venture capitalist enables him to provide key insight with respect to the Company’s investments in new thermoelectric technologies. Mr. Gunderson also has strong leadership and governance skills, as a result of his board service for several energy and materials-related companies. His engineering background gives him a deep understanding of our business and operations.

Oscar B. Marx, III has served as Chairman of the Board since he joined the Board in 1999.  Mr. Marx also served as Interim Chief Executive Officer of the Company from October 2001 through March 2003. He previously served as President and CEO of TMW Enterprises, Inc., a private investment firm located in Troy, Michigan, from 1995 to 2001. In 1994, Mr. Marx was President and Chief Executive Officer of Electro-Wire Products (predecessor to TMW Enterprises, Inc.), a major supplier of electrical distribution systems to the automotive industry. After 32 years of service, Mr. Marx retired from Ford Motor Company in 1994 as Vice-President of its Automotive Components Group (currently known as Visteon Corporation).

Mr. Marx has a unique perspective and understanding of the Company’s business, given his prior service as our Interim Chief Executive Officer.  In addition, Mr. Marx’s experience as a senior executive at other automotive-related companies, including Ford Motor Company, gives him relevant industry, managerial and strategic planning expertise key to our success.  He also has significant knowledge of the Company based on his 16 years of service on the Board.

Carlos E. Mazzorin has served as a director of the Company since 2011.  Mr. Mazzorin served as senior executive of Magna International, Inc. from 2002 until his retirement in 2010, and Ford Motor Company from 1972 to 2002. At Magna, Mr. Mazzorin held the position of President and COO for Magna Mirrors and then President and COO of Magna Electronics. When Mr. Mazzorin concluded his 30 years of service at Ford Motor Company in 2002, he had held the positions of Group Vice-President South America Operations and Asia Pacific Operations and Global Purchasing. Mr. Mazzorin currently serves on the Board of Directors of publicly-traded Bombardier Recreational Products, where he serves on the Audit and Investment and Risk Committees.

Having over 40 years of experience working in progressively responsible supply chain and operations management positions within the automotive industry, Mr. Mazzorin brings critical supply-chain management skills to the Board.  His experience working for companies with significant international operations enables him to provide critical insight with respect to the Company’s integration of its worldwide operations.

Franz Scherer has served as a director of the Company since 2013.  Dr. Scherer served as Chairman of the Supervisory Board of W.E.T. Automotive Systems AG from 2004 until it was merged into Gentherm GmbH in 2014. Prior to such time, he served as Chief Executive Officer of FTE Automotive Group and SIRONA Group.  Dr. Scherer currently serves on the Supervisory Boards of Mannheimer Versicherungs AG and Seeburger AG. He studied economics and business at the Free University Berlin and the London School of Economics, and holds a master’s degree from the University of Texas and a doctorate degree from the Free University Berlin.

Dr. Scherer has a unique perspective and understanding of the Company’s business and history, given his 10 years of service as Chairman of the Supervisory Board of W.E.T. Automotive Systems AG before its acquisition and merger into Gentherm GmbH.  His experience as Chairman gives him a deep understanding of the related business units that generate a majority of our revenues, which has been critical to our worldwide integration efforts.  Based on Dr. Scherer’s experience as the Chief Executive Officer and Chief Financial Officer of multinational companies, the Board has determined that Dr. Scherer is an “audit committee financial expert” in accordance with SEC rules.

Byron T. Shaw II has served as a director of the Company since 2013.  Dr. Shaw has been the President of Byron Shaw LLC, a consulting firm providing diligence, strategy and execution advisory services focusing on automotive technology and related services, since 2012. From 2006 to 2012, Dr. Shaw worked at General Motors in various positions, most recently as Managing Director of the Silicon Valley Office for General Motors and General Motors Ventures LLC.  From 1998 to 2003, he worked at BMW in various positions, including Principal Technology Engineer and Manager of Advanced Technology. Dr. Shaw currently serves on the Board of Directors or Advisory Board of several privately-held companies, including Smalltech LLC, Project Renovo, Qualia Networks, Auto Tech Ventures, Up Shift Cars and Rotary Wing Engine. Dr. Shaw received Bachelor of Science degrees and a Master of Science in Mechanical Engineering from the Massachusetts Institute of Technology and a Ph.D. in mechanical engineering/controls from University of California, Berkeley.

Dr. Shaw’s extensive experience in the automotive industry and in advanced technologies enables him to provide key insight with respect to improvements in our existing products.  His technical expertise has also been critical to the Company’s development of new products for other markets.

Director Independence

The Board believes that there should be at least a majority of independent directors on the Board. The Board recently undertook its annual review of director independence in accordance with the applicable rules of Nasdaq. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Consistent with these considerations, the Board has affirmatively determined that Ms. Desormière and Messrs. Booth, Castaing, Gunderson, Mazzorin, Scherer and Shaw are independent directors under the applicable rules of Nasdaq.  Mr. Coker is employed by us and therefore is not an independent director.  Mr. Marx is not an independent director as a result of the annual compensation received by his son as our employee, which is described in further detail under “Related Person Transactions.”

Each member of the Audit Committee, Compensation Committee, Nominating Committee, Corporate Governance Committee and Technology Committee is independent under Nasdaq rules. In addition, the Board has affirmatively determined that the members of the Audit Committee and Compensation Committee qualify as independent in accordance with the additional independence rules established by the SEC and Nasdaq.

BOARD MATTERS

The Board of Directors

General

The Board has general oversight responsibility for our affairs and, in exercising its fiduciary duties, the Board represents and acts on behalf of the shareholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides oversight and guidance to our management through periodic meetings and other communications. The Board provides critical oversight in, among other things, our strategic planning process, leadership development and succession planning, risk management, as well as other functions carried out through the Board committees as described below.

Board Leadership

The Company’s current Board leadership is as follows:

•	Mr. Marx, Chairman of the Board, presides at all Board and shareholder meetings;
•

Mr. Coker, the Company’s President and Chief Executive Officer, is responsible for the Company’s day-to-day operations and strategic leadership, and the implementation of those policies and strategies approved by the Board; and

•

Mr. Castaing, Lead Independent Director, acts as chairman of all meetings of the independent directors (including executive sessions) and has the authority to call additional meetings of the independent directors at any time.

The Board believes that, by separating the positions of Chairman of the Board and Chief Executive Officer, the Board can provide better oversight of risks, including credit, liquidity and operational risks, faced by the Company.  Since neither the Chairman of the Board nor the Chief Executive Officer is considered to be independent, the Board has designated a Lead Independent Director to act as a liaison both between the Chairman of the Board and the Chief Executive Officer and between these individuals, on the one hand, and the independent directors, on the other hand.

Board Oversight of Risk Management

The Board oversees the Company’s risk management primarily through the following:

•	the Board’s review and approval of an annual business plan, including strategy and liquidity;
•	the Board’s review of a summary of one or more material risks and opportunities at each regular meeting of the Board;
•	at least quarterly review by the Board of business developments, business plan implementation, liquidity and financial results;
•	the Board’s oversight of succession planning;
•	the Board’s oversight of capital spending and financings, as well as mergers, acquisitions and divestitures;
•

the Board’s oversight of the Company’s governance policies and Board structure, as well as the self-assessment process of the Board and its committees (which matters will be managed by the Corporate Governance Committee beginning in 2015);

•

the Audit Committee’s oversight of significant financial risk exposures (including credit, liquidity, legal, regulatory and other contingencies), accounting and financial reporting, disclosure controls and internal control over financial reporting, the internal audit function, the legal, regulatory and ethical compliance functions, and consultations with our independent registered public accounting firm;

•

the Compensation Committee’s review of executive officer compensation and its relationship to our business plans, and of compensation plans generally and the related incentives, risks and risk mitigants;

•	the Corporate Governance Committee’s review of compliance with the Corporate Governance Guidelines; and
•	Board and committee executive sessions, and meetings of the independent directors.

Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The independent directors hold regularly scheduled executive sessions to meet without management present. These executive sessions generally occur around regularly scheduled meetings of the Board. The independent directors also hold additional meetings periodically as deemed necessary or appropriate.

All directors are expected to attend all meetings of the Board and of the Board committees on which they serve. In 2014, the Board met five times, and each director attended significantly more than 75% of the aggregate of all meetings of the Board and the committees of which he or she was a member.

The Board has adopted a policy strongly encouraging directors to attend the Company’s annual meeting of shareholders in person or, if necessary, by telephone or similar communication equipment.  All directors attended the 2014 annual meeting of shareholders.

Committees of the Board

The Board has delegated various responsibilities and authority to Board committees. Each committee has regularly scheduled meetings and reports on its activities to the full Board. Each committee operates under a written charter approved by the Board, which is reviewed annually by the respective committee and the Board and is available on our website, www.gentherm.com, under the “About Us” tab. The table below sets forth the current membership for the five Board committees and the number of meetings held for each in 2014.

Director	Audit	Compensation	Nominating	Corporate Governance1	Technology
Lewis Booth	Chair		X	Chair
Francois J. Castaing	X		Chair	X	X
Sophie Desormière		X	X
Maurice E.P. Gunderson		Chair	X		X
Carlos E. Mazzorin		X	X
Franz Scherer	X		X	X
Byron T. Shaw II			X		Chair
Meetings	9	4	1	—	4

[1]	The Corporate Governance Committee was established in February 2015.

Audit Committee

The Audit Committee’s responsibilities include:

•

providing general oversight of accounting, auditing and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of internal control over financial reporting, disclosure controls and the internal audit function;

•	reviewing our reports filed with or furnished to the SEC that include financial statements or results;
•	monitoring compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control over financial reporting; and
•	the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently Grant Thornton.

The responsibilities and activities of the Committee are described in greater detail in “Audit Committee Report” and “Audit Committee Matters,” as well as in its charter.

The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on the Committee. The Board has further determined that two Committee members, Messrs. Booth and Scherer, qualify as “audit committee financial experts” in accordance with SEC rules. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those which are generally imposed on each of them as a member of the Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the Committee or the Board.

Compensation Committee

The Compensation Committee’s responsibilities include:

•

evaluating the performance of the Chief Executive Officer and other executive officers, including with respect to established goals and objectives, and making recommendations to the Board concerning all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the executive officers based on such evaluation;

•	administering the incentive and equity plans of the Company, including recommending or approving equity grants;
•	reviewing the Company’s compensation policies and practices for all employees, at least annually, regarding risk-taking incentives and risk management policies and practices;
•	recommending or approving the non-employee director compensation program; and
•	reviewing compensation disclosures in the Company’s proxy statement and other reports filed with or furnished to the SEC.

The Board has determined that the current members of the Compensation Committee qualify as “non-employee directors” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee has the sole authority to engage outside advisors and establish the terms of such engagement, including compensatory fees. In connection with any such engagement, the Committee reviews the independence of such outside advisor, based on the factors specified by Nasdaq as well as any other factors it deems appropriate, and any conflicts of interest raised by the work of such outside advisor.

The Compensation Committee may form and delegate its authority to subcommittees as appropriate.  The responsibilities and activities of the Committee are described further in “Compensation Discussion and Analysis,” as well as in its charter.

Role of Management.  Similar to prior years, in 2014 the Compensation Committee received significant input from management with respect to the Company’s executive compensation program.  See “Compensation Discussion and Analysis” for further information.

Role of Compensation Consultant.  The Compensation Committee did not engage a compensation consultant to perform a comprehensive review with respect to the Company’s 2014 non-employee director or executive compensation programs.  However, for 2015, a comprehensive executive compensation review was completed and will be used in determining 2015 compensation.

Nominating Committee

The Nominating Committee’s responsibilities include:

•	evaluating the current directors, as well as any candidates nominated or recommended by shareholders, and nominating directors for election; and
•	developing a pool of potential director candidates in the event of a vacancy on the Board.

The responsibilities and activities of the Committee are described in greater detail in its charter.

The Nominating Committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the operations of the Company and the long-term interests of shareholders. See “Proposal No. 1—Election of Directors—Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board” and “Proposal No. 1—Election of Directors—Director Background and Qualifications.” The Committee does not have a specific diversity policy underlying its nomination process, although it seeks to ensure the Board includes directors with diverse backgrounds, qualifications, skills and experience relevant to the Company’s business.

Generally, the Nominating Committee will re-nominate incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board. If a vacancy on the Board occurs or the Board increases in size, the Committee will actively seek individuals that satisfy the Committee’s criteria for membership on the Board and the Committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management. In 2014, the Committee did not employ a search firm or pay fees to other third parties in connection with identifying or evaluating Board nominee candidates.

The Nominating Committee will consider recommendations from shareholders of director candidates that are sent on a timely basis and otherwise in accordance with our Bylaws and other applicable law and regulations. The Committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other potential nominees. We did not receive any recommendations for director nominations from shareholders for the annual meeting.  See “–Shareholder Communication with the Board” and “Additional Information—Requirements for Submission of Shareholder Proposals and Nominations for 2016 Annual Meeting” for additional information.

Corporate Governance Committee

Subsequent to its formation in February 2015, the Corporate Governance Committee’s responsibilities include:

•

exercising general oversight over corporate governance policy matters of the Company, including developing, recommending proposed changes to, and monitoring compliance with, the Corporate Governance Guidelines;

•	reviewing and recommending appropriate changes to the Company’s charter documents and key governance policies on a periodic basis; and
•	reviewing certain governance disclosures and proposals in the Company’s proxy statement and other reports filed with or furnished to the SEC.

The foregoing matters were handled by the Board in 2014.  See “—Corporate Governance” for further information.

The Corporate Governance Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described in greater detail in its charter.

Technology Committee

The Technology Committee evaluates and advises management with respect to the development and use of technology by the Company for use in its current and potential future products, including the long-term strategic goals of the Company’s research and development initiatives.  The Technology Committee also advises management on its policies and procedures surrounding cyber security.  The responsibilities and activities of the Committee are described in greater detail in its charter.

Corporate Governance

The Board, as well as management, is committed to responsible corporate governance to ensure that we are managed for the benefit of our shareholders. To that end, the Board and management periodically review and update, as appropriate, our corporate governance policies and practices, and, when required, make changes to such policies and practices as are mandated by the Sarbanes-Oxley Act, the Dodd-Frank Act, other SEC rules and regulations and the listing standards of Nasdaq.

A copy of the Board’s committee charters, the Code of Conduct and the Corporate Governance Guidelines will be sent to any shareholder, without charge, upon written request to Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, MI 48167.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on our website, www.gentherm.com, under the “About Us” tab.  These guidelines provide a structure within which our directors and management can effectively pursue the Company’s objectives for the benefit of our shareholders. The Corporate Governance Guidelines address, among other things, Board and committee structure, composition and procedures, director responsibilities, compensation and continuing education, as well as shareholder communications with the Board.

Majority Voting Policy.  Included in our Corporate Governance Guidelines is a policy approved by the Board in early-2014 to be followed if any nominee for director receives a greater number of votes “withheld” from his or her election than votes “for” such election.  In such event, the applicable director must promptly tender his or her resignation, conditioned on Board acceptance, following certification of the shareholder vote; provided, however, that this does not apply when the number of individuals nominated for election exceeds the number of directors to be elected, including as a result of a proxy contest, or if any shareholder exercises cumulative voting rights with respect to that particular election. The Nominating Committee will consider the resignation offer and, within 60 days following certification of the shareholder vote, recommend to the Board whether to accept such resignation. The Board will act on the Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose in reasonable detail its decision and rationale regarding the acceptance or rejection of the resignation, as applicable, in a widely disseminated press release, in a filing with the SEC or by other widely disseminated public announcement.  If a director’s resignation is accepted by the Board, the Board may either fill the resulting vacancy or decrease the size of the Board pursuant to our Bylaws.

Annual Performance Evaluations.  The Corporate Governance Committee oversees the annual performance evaluation process.  The Board and its committees conduct self-evaluations at least annually to determine whether the Board and its committees are functioning effectively.  The Board also reviews the Corporate Governance Committee’s periodic recommendations concerning the performance and effectiveness of the Board and its committees.

Code of Conduct

The Board has adopted a Code of Business Conduct and Ethics (“Code of Conduct”), which sets out the basic principles to guide the actions and decisions of our employees, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws and confidentiality. The Code of Conduct is available on our website, www.gentherm.com, under the “About Us” tab.  Any amendments to the Code of Conduct, or any waivers that are required to be disclosed by the rules of either the SEC or Nasdaq, will be posted on our website, www.gentherm.com, under the “About Us” tab within four business days of any such amendment or waiver.

Committee Charters

See “—Committees of the Board” for a description of the Board’s delegation of authority and responsibilities to the five standing committees.

Director Compensation

Non-employee directors of the Board receive both cash and equity compensation. Such compensation is intended to encourage non-employee directors to continue Board service, further align the interests of the Board and shareholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

2014 Compensation Program

The compensation program for non-employee directors in 2014 did not change from 2013.  No compensation consultants were retained by the Compensation Committee for the purpose of determining or recommending the amount or form of director compensation for 2014.

The following table sets forth the compensation program for non-employee directors in 2014.

($)
Annual cash retainer for Board service:
Chairman of the Board	75,000
Other non-employee directors	50,000
Annual cash retainers for Committee service:
Nominating Committee-chair	5,000
Nominating Committee-members	1,000
All other committees-chairs	10,000
All other committees-members	5,000
Annual equity retainer (fair market value)	50,000

Consistent with historical practice, the annual cash retainers were paid in advance of the 2014 annual meeting of shareholders.   Consistent with the terms of the Company’s 2013 Equity Incentive Plan, on the date of such meeting, each non-employee director received a restricted stock award having a fair market value of approximately $50,000, or 1,323 shares.

The restricted stock vests in full on the first anniversary of the grant date.  The restricted stock will be forfeited in the event of termination of service as a non-employee director of the Company prior to the first anniversary of the grant date, subject to acceleration of vesting upon retirement (as defined under the 2013 Equity Incentive Plan), and subject to the Compensation Committee’s right to accelerate the vesting of all or a portion of the restricted stock at any time. During the restricted period, the restricted stock entitles the participant to all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends thereon. Prior to the end of the restricted period, restricted stock generally may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants.

The Company does not provide any perquisites to directors, but does reimburse directors for out-of-pocket expenses incurred in attending Board and committee meetings.

2014 Compensation Table

The table below sets forth the compensation of each non-employee director in 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock ($)(2)	Total ($)
Lewis Booth	61,000	50,000	111,000
Francois J. Castaing	61,000	50,000	111,000
Sophie Desormière	56,000	50,000	106,000
Maurice E.P. Gunderson	66,000	50,000	116,000
Oscar B. Marx, III	75,000	50,000	125,000
Carlos E. Mazzorin	56,000	50,000	106,000
Franz Scherer(3)	56,000	50,000	106,000
Byron T. Shaw II	61,000	50,000	111,000
Total	492,000	400,000	892,000

(1)	Reflects cash retainers for Board and committee service.
(2)

Reflects restricted stock awards granted under the 2013 Equity Incentive Plan. The amounts reported represent the grant date fair value of the restricted stock award, which is the closing trading price of a share of our common stock on the grant date multiplied by the number of shares subject to the award. The closing trading price of a share of our common stock on May 7, 2014 was $37.79 and the number of shares subject to each award on this table is 1,323.

(3)

Dr. Scherer also received €13,000, or $17,000, for his service on the Supervisory Board of our German Subsidiary, W.E.T. Automotive Systems AG, during 2014.  Dr. Scherer’s service on such Supervisory Board ended upon merger of that entity with Gentherm GmbH in 2014.

At December 31, 2014, each non-employee director had the following number of shares underlying unexercised stock option awards (all of which were fully vested at December 31, 2014) and unvested restricted stock awards, respectively:  Mr. Booth, 0 and 1,323; Mr. Castaing, 5,000 and 1,323; Ms. Desormière, 0 and 1,323; Mr. Gunderson, 50,000 and 1,323; Mr. Marx, 0 and 1,323; Mr. Mazzorin, 10,000 and 1,323; Dr. Scherer, 0 and 1,323; and Dr. Shaw, 0 and 1,323.

Director Stock Ownership Requirements

The Board has adopted stock ownership requirements for the directors of the Company to further the alignment of shareholders and directors.  Directors are required to own common stock having a value of at least $100,000, computed as of each regularly scheduled Board meeting, based on the average closing price of our common stock as of the last day of the then-most recently completed 12 full calendar months. For purposes of such calculation, the following shares are included: shares held by directors individually, shares held by their spouses or other family members residing in their same households, shares held in trust for their economic benefit or the economic benefit of their spouses or family members residing in their same households, and shares held in a retirement plan or deferred compensation plan for their benefit. The value of “in-the-money” vested stock options is also included, but the value of unvested stock options and unvested restricted stock is not.

The minimum ownership level must be achieved by the later of (A) December 31, 2015, for any director who held such position as of December 31, 2011, or (B) four years after such individual was first appointed or elected.  The Compensation Committee is responsible for reviewing any non-compliance with the stock ownership requirements and recommending to the Board any actions necessary to remedy such non-compliance.  As of the date hereof, all directors held common stock having a value in excess of $100,000.

Our Chief Executive Officer is subject to the same stock ownership requirements as our non-employee directors.  See “Compensation Discussion and Analysis – Other Equity-Related Policies – Executive Stock Ownership Requirements” for further information.

Shareholder Communication with the Board

Shareholders wishing to send communications directly to the Board or to a specific director are asked to send such communications to Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, MI 48167.  Shareholders sending such communications should clearly mark them as intended for delivery to the Board or to a specific director.  Our corporate secretary has been instructed by the Board to screen each communication so received only for the limited purposes of ascertaining (A) whether such communication is indeed from a shareholder and (B) whether such communication relates to the Company.  Our corporate secretary will promptly forward copies of all such communications that pass such limited screening to each director, in the case of communications to the entire Board, or to the particular director addressee. Delivery by our corporate secretary will be completed by mail, facsimile or e-mail, as our corporate secretary determines appropriate.

If a shareholder’s communication to the Board involves or concerns our corporate secretary, or if a shareholder has another appropriate reason for communicating to the Board through a means other than through our corporate secretary, such shareholder is asked to send such communication to the attention of either the Company’s President or the Chairman of the Board, in either case at the address above.  Any such communication should clearly state that it is a shareholder communication and should clearly state the reason it was not delivered to our corporate secretary for further delivery to the Board.

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement explains our compensation philosophy, objectives and design, our compensation-setting process and our executive compensation program components, as well as the decisions made for 2014 with respect to each of our named executive officers.  This section also provides certain other information as additional context for the “Named Executive Officer Compensation Tables” that follow.

Our named executive officers for 2014 were Daniel R. Coker, President and Chief Executive Officer; Barry G. Steele, Vice-President of Finance, Chief Financial Officer and Treasurer; Frithjof R. Oldorff, President of the Automotive Business Unit; Thomas H. Liedl, former President of the Gentherm Technologies Business Unit; Darren Schumacher, Vice-President of Product Development; and Kenneth J. Phillips, Vice-President, General Counsel and Secretary (collectively, the “named executive officers” or the “NEOs”).  Messrs. Coker, Steele, Schumacher and Phillips are referred to as our “U.S. NEOs.”  During 2014, Mr. Oldorff and Mr. Liedl were compensated by Gentherm GmbH (successor by merger to W.E.T. Automotive Systems AG) (our “German Subsidiary”) and are referred to as our “non-U.S. NEOs.”  Mr. Liedl separated from the Company effective August 31, 2014.  In 2014 the Company and its German Subsidiary were operated as essentially one company, so the compensation arrangements of the non-U.S. NEOs were substantially similar to those of the U.S. NEOs, except as noted below.  Key differences between such arrangements are explained in greater detail throughout this section of the proxy statement, as well as in the “Named Executive Officer Compensation Tables” that follow:

•

Employment Agreements. In 2014, the non-U.S. NEOs were parties to written service agreements with our German Subsidiary (“Service Agreements”), which set forth the material terms of their respective compensation.  See “Named Executive Officer Compensation Tables– Potential Payments Upon Termination or Change in Control – Service Agreements” for a description of such arrangements.  The U.S. NEOs do not have employment agreements.

•

Equity Compensation. Consistent with prior years, in 2014, the non-U.S. NEOs received equity compensation in the form of cash-settled stock appreciation rights (or “SARs”), whereas the U.S. NEOs received equity compensation in the form of restricted stock and stock options.  See “– 2014 Compensation Determinations – Equity Awards” for further information.

•

Other Benefits and Perquisites. The non-U.S. NEOs were not eligible to participate in the Company’s 401(k) plan, but their respective Service Agreements provided for optional participation in a defined benefit pension plan, payment of statutorily required pension and health insurances, as well as payment of life insurance premiums in 2014.  The U.S. NEOs were eligible to participate in the Company’s 401(k) plan on the same basis as the Company’s other U.S. employees.  See “– 2014 Compensation Determinations – Other Benefits and Perquisites” for a description  of the other benefits and perquisites of the named executive officers for 2014.

Executive Compensation and Governance Practices

What We Do		What We Prohibit

•	100% independent committee members (page 8)	•	Hedging and use of derivatives (page 23)

•	No special grants or timing based on the release of material, non-public information (page 23)	•	Guaranteed bonuses or equity grants

•	Maintain equity plan without an evergreen provision	•	Extensive perquisites (page 22)

•	Maintain alignment with shareholders, as equity awards represent a significant portion of NEO compensation (pages 20, 28)	•	Repricing/replacement of underwater stock options and SARs

•	Compensation Committee oversight to confirm no undue risk in compensation programs (page 11)	•	Golden parachute change-in-control payments (other than vesting and exercisability of equity awards in accordance with the terms of our equity compensation plans) (page 32)

•	Discourage pledging and require consent (page 23)

•	Annual say-on-pay shareholder vote (pages 17, 40)

Say-On-Pay Vote at 2014 Annual Meeting of Shareholders

The Company’s say-on-pay proposal was approved by approximately 94% of the votes cast at the 2014 annual meeting. Given the high level of shareholder support, the Committee did not revise the Company’s compensation policies and decisions relating to the named executive officers directly as a result of such vote.  The Committee will continue to consider the outcome of shareholder votes and other shareholder feedback in making future compensation decisions for the named executive officers.

Compensation Philosophy, Program Objectives, and Key Features

The compensation program for named executive officers is designed to attract, motivate and retain qualified executives and to provide them incentives to achieve or exceed the Company’s annual operational and financial goals and increase long-term shareholder value.  Under this program, our named executive officers are rewarded for their service to the Company, the achievement of performance goals and the realization of increased shareholder value. We believe our NEO compensation program is structured appropriately to support our business objectives, as well as our culture. The Committee regularly reviews the Company’s NEO compensation program to ensure the fulfillment of our compensation philosophy and goals.

The following table sets forth the primary purpose and key features of each component of our NEO compensation program in 2014.

Component		Primary Purpose(s)		Key Features

Base Salary	•	Retains and attracts employees in a competitive market	•	Initial base salaries of U.S. NEOs negotiated in connection with hiring
	•	Preserves an employee’s commitment during downturns in our industry and/or equity markets generally	•	Initial base salaries of non-U.S. NEOs set forth in Service Agreements
			•	Based on experience, responsibilities, anticipated individual growth and other subjective factors
			•	Subject to annual review and increase

Bonus	•	Motivates and rewards achievement of individual performance and Company financial and operational goals	•	Bonus plan provides for a cash bonus up to a predetermined amount, as a percentage of base salary; bonus potential tied to base salary adjustments
	•	Retains and attracts employees for short term	•	Earned bonus is based on the Committee’s subjective evaluation of individual performance and conditioned on the satisfaction of applicable threshold Company financial metrics

Equity Awards	•	Provide incentives to increase long-term shareholder value	•	Consist of restricted stock and stock options, in the case of U.S. NEOs

	•	Retain and attract employees for long term due to vesting requirements	•	Consist of cash-settled SARs, in the case of non-U.S. NEOs

			•	Based on the executive’s position, current salary, and competitiveness in the market

			•	Exercise/ base price of option awards fixed at fair market value of our common stock on the grant date

			•	Generally vest pro rata over 3-4 years from the grant date

Defined Benefit Plans	•	Maintains stability and competency at the executive level	•	U.S. Defined Benefit Plan (for Mr. Coker only) vests over a six-year period, beginning April 1, 2011; once fully vested, the plan provides for 15 annual benefit payments to Mr. Coker

			•	German Defined Benefit Plan is funded, in significant part, by participants’ contributions; current and former members of Gentherm GmbH management are eligible to participate

Other Benefits and Perquisites	•	Retain and attract employees in a competitive market	•	Vacation pay
			•	Eligibility for participation in 401(k) plan, in the case of U.S. NEOs

			•	Payment of statutorily required pension and health insurances and life insurance premiums, in the case of non-U.S. NEOs

			•	Use of company-owned vehicles

			•	Club memberships, in the case of Mr. Coker

Process for Making Compensation Determinations

Advisors Utilized in Determination of Executive Compensation

Management.    In determining the compensation of executive officers, the Committee receives significant input from Mr. Coker, who has more than 10 years’ experience in his executive officer role with the Company and has the most involvement in, and knowledge of, the Company’s business goals, strategies and performance, the overall effectiveness of the management team and each person’s individual contribution to the Company’s performance. For each named executive officer, Mr. Coker makes a compensation recommendation, which is reviewed by the Chairman of the Board before it is presented to the Committee.  Mr. Coker does not provide input with respect to his own compensation.  Management also provides the Committee with information regarding the individual’s experience, current performance, potential for advancement and other subjective factors. The Committee retains the discretion to modify the recommendations of Mr. Coker and reviews such recommendations for their reasonableness based on individual and Company performance as well as market information.

The Committee works with management to set the agenda for Committee meetings, and Mr. Coker is invited regularly to attend such meetings. The Committee also meets regularly in executive session to discuss compensation issues generally outside the presence of management, as well as to review the performance and determine the compensation of Mr. Coker.

Third-Party Consultants. The Committee did not engage a compensation consultant to perform a comprehensive executive compensation review with respect to the Company’s 2014 executive compensation program.

Comparability

In evaluating management’s recommendations regarding the compensation of executive officers, the Committee considers the compensation offered by other similarly-situated companies, based on its review of information from various publications, its extensive experience with compensation practices in other businesses, information included in proxy statements of similar companies with comparable market capitalization and comparable revenues, its engagement of compensation consultants in prior years, and its members’ subjective review of the reasonableness and fairness of proposed compensation in light of all relevant circumstances.  The companies which the Committee considers to be comparable for purposes of the above analysis (based on revenue, market capitalization and industry), and for which the Committee has been provided data, include: American Axle & Manufacturing Holdings, Inc., CTS Corporation, Dorman Products, Inc., Drew Industries Incorporated, Gentex Corp., Leggett & Platt, Inc., Littlefuse, Inc., Measurement Specialties, Inc., Methode Electronics, Inc., Modine Manufacturing Company, Remy International, Inc., Shiloh Industries, Inc., Standard Motor Products, Inc. and Stoneridge, Inc.

2014 Compensation Determinations

Base Salary

In 2014, each named executive officer received an annual base salary paid in cash.  The initial base salaries of the U.S. NEOs were negotiated in connection with their hiring, and the initial base salaries of the non-U.S. NEOs were set forth in their respective Service Agreements.

The Committee reviews the base salaries of the named executive officers on an annual basis and generally grants salary increases following such reviews.  Historically, base salary increases have been between 3-6% and represented a combination of a cost of living / inflation adjustment and a merit raise.

Consistent with prior years, in determining base salaries for 2014, the Committee considered an individual’s performance, position, experience and current salary, as well as the Company’s financial resources, the salaries of other executive officers and employees of the Company, and the base salaries paid by similarly-situated companies to individuals having similar job responsibilities as further discussed under “–Process for Making Compensation Determinations – Comparability.”  In determining Mr. Coker’s base salary for 2014, the Committee also considered his demonstration of leadership and ability to manage the Company’s growing business.

For 2014, the Committee concluded that a market rate adjustment in base salaries for the named executive officers of 3% to 6% was appropriate based on a review of the factors described above.

Bonus

Prior Bonus Plan.  In prior years, the U.S. NEOs participated in a bonus plan (the “Prior Bonus Plan”), pursuant to which eligible employees earned cash bonuses up to pre-determined amounts (as percentages of their respective base salaries), based on the Committee’s evaluation of individual performance against individual performance goals approved by the Committee, together with management, in advance of the applicable performance period.  The goals are aligned with overall Company objectives and were broad-ranging, depended on the individual’s position, and included items such as eliminating or reducing specific expenses, completing engineering objectives, developing new business, streamlining operations, completing other specific projects and other similar types of goals. The performance goals were intended to be subjective, or have overriding subjective elements to them, and the Committee had full discretion to determine whether the performance goals had been met.

In addition, in prior years, the non-U.S. NEOs had a separate bonus plan that provided for annual bonuses in amounts dependent on the achievement of the target enterprise value of our German Subsidiary (the “W.E.T. Bonus Plan”).  For further information regarding the W.E.T. Bonus Plan, see “Named Executive Officer Compensation Tables – Summary Compensation Table for 2014 – Narrative Discussion of Summary Compensation Table.”

2014 Bonus Plan.  Following the February 2013 actions that enabled us to operate the Company and its German Subsidiary essentially as one company, the Committee undertook a detailed review of the Prior Bonus Plan.  Following such review, the Committee adopted the 2014 bonus plan (the “2014 Bonus Plan”).  The 2014 Bonus Plan is similar to the Prior Bonus Plan, except that bonus payouts are conditioned on the satisfaction of minimum threshold Company financial metrics (the “Minimum Metrics”).  Regardless of the Committee’s subjective evaluation of individual performance, if the Minimum Metrics are not met no bonuses are payable under the 2014 Bonus Plan.  In addition, in 2014 the non-U.S. NEOs participated in the 2014 Bonus Plan on the same basis as the U.S. NEOs for the first time.  For 2014, the Committee used the Company’s earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, transaction expenses, debt retirement expenses, unrealized currency gain or loss and unrealized revaluation of derivatives (“Adjusted EBITDA”) as the sole Minimum Metric and set such metric at $84 million (Adjusted EBITDA for 2013 was $81.5 million).  The Committee considers Adjusted EBITDA as an appropriate measure of the Company’s overall operational performance.

The 2014 Bonus Plan also provides that if certain Company financial metrics are exceeded for the full calendar year (the “Stretch Metrics”), then the total amount of discretionary bonus earned by each participant for the year will be increased ratably by an amount determined by the Committee, up to 20% (the “Formula Performance Adjustment”).  For 2014, the Committee used Adjusted EBITDA as the sole Stretch Metric and set such metric at $126 million.  Actual Adjusted EBITDA for 2014 was $131.4 million.  For each reporting period in 2014, the Committee determined that each named executive officer achieved most or all of his performance goals and, in several cases, substantially surpassed expectations.  For the calendar year 2014, the Committee approved a Formula Performance Adjustment of 20% for all employees of the Company eligible to receive a bonus, including each named executive officer.

Similar to the Prior Bonus Plan, the 2014 Bonus Plan was divided into two distinct performance periods, the first half of the year (January 1st through June 30th), and the second half of the year (July 1st through December 31st); however, the Company must be on track (based on estimated projections for the full year) to meet the full year Minimum Metrics for the first half bonus to be paid, and the Formula Performance Adjustment is only computed after the end of the full calendar year and any related adjustment paid with the bonus for the second half of the year.  The achievement or failure to achieve the applicable individual criteria for the first performance period did not impact the achievement or failure to achieve the applicable individual criteria for the second performance period.  If earned, bonuses are paid within two months of the end of the applicable performance period.

Unless an exception is granted by the Committee, a participant must be employed on the bonus payment date to be eligible to receive a bonus under the 2014 Bonus Plan.  Mr. Liedl was an employee as of the date the first half 2014 bonus payment was made, but had separated from the Company prior to the date of the second half 2014 bonus payment and no exception was granted.

The Committee does not have a formal written policy regarding adjustment of bonus payments if the relevant performance measures or underlying facts upon which they are based are restated or otherwise adjusted in a manner that would materially increase or reduce the size of the incentive payment.

Equity Awards

Equity awards in the form of restricted stock, stock options and cash-settled SARs represented a significant portion of NEO compensation in 2014, as the Committee continues to regard increasing long-term shareholder value as senior management’s primary objective.  In February 2014, the Committee granted equity awards to the named executive officers pursuant to the 2013 Equity Incentive Plan.  Consistent with prior years, the size of the awards depended on the executive’s position and current salary, as well as management’s recommendations, competitiveness in the market, and other subjective factors deemed relevant by the Committee. The Committee fixed the exercise price of stock options and the base price of cash-settled SARs at the fair market value of the underlying shares on the grant date, such that grantees only benefit to the extent the price of our common stock increases over time.

U.S. NEOs. The U.S. NEOs received restricted stock and stock options in 2014.  The Committee believes restricted stock aligns interests with shareholders in a manner similar to stock options and cash-settled SARs, as described above, but also has underlying value on the grant date that might otherwise be paid in cash as an additional bonus.

In 2014, the restricted stock awards granted vest in three equal annual installments and the stock option awards granted vest in four equal annual installments, in each case commencing on the first anniversary of the date of grant.  See “Named Executive Officer Compensation Tables – Grants of Plan-Based Awards in 2014” for further information.

Non-U.S. NEOs. In 2014, the non-U.S. NEOs received cash-settled SARs in lieu of stock options, and received no full-value shares such as restricted stock or phantom stock, due in part to complex and disadvantageous tax and securities law implications of stock-settled awards for employees of a foreign subsidiary.  The Committee believes cash-settled SARs offer economic benefits, incentivize retention and align interests with shareholders, in a manner comparable to stock-settled awards, such as restricted stock and stock options, because they provide no realizable value in the absence of stock price appreciation after the grant date.

In 2014, cash-settled SARs granted vest in four equal annual installments commencing on the first anniversary of the date of grant.  See “Named Executive Officer Compensation Tables – Grants of Plan-Based Awards in 2014” for further information.

Defined Benefit Plans

U.S. NEOs

During 2008, in recognition of the Company’s need for stability and competence at the executive level, the Committee recommended, and the independent directors at such time subsequently approved, The Executive Nonqualified Defined Benefit Plan of Gentherm Incorporated effective April 1, 2008 (the “U.S. Defined Benefit Plan”).  Mr. Coker has been the only participant in the U.S. Defined Benefit Plan.

The U.S. Defined Benefit Plan, more fully described in Note 12 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2014, has a six-year vesting period that began on April 1, 2011.  Once fully vested, the U.S. Defined Benefit Plan provides for 15 annual benefit payments to Mr. Coker, each in the amount of $300,000, beginning January 1, 2018.  The Committee has reviewed the benefits offered to presidents and chief executive officers of similarly situated companies, and continues to believe that the U.S. Defined Benefit Plan is fair and reasonable.

The Company has also established a corporate-owned life insurance policy (“COLI”) on the life of Mr. Marx, Chairman of the Board.  The COLI is held by a trust established for payment of benefits under the U.S. Defined Benefit Plan.

Non U.S. NEOs

Our German Subsidiary maintains a defined benefit plan for former and current members of its management team (the “German Defined Benefit Plan”).  The German Defined Benefit Plan is expected to be funded exclusively by participants’ pre-tax contributions and the earnings on those contributions.  However, the amount of future benefits to which a participant is entitled, while based on the amount of such participant’s contributions to the plan, is subject to minimum future guaranteed returns on those contributions.  As a result, the German Subsidiary records a liability for the amount that projected future benefit payments exceed projected future defined benefit plan assets.  For the year ended December 31, 2014, both Mr. Liedl and Mr. Oldorff both participated in the German Defined Benefit Plan; however, as required by the plan all of the voluntary contributions they made came from their personal funds; furthermore, the projected future benefits on such contributions did not exceed the related projected future assets and so no service cost was recognized.  Mr. Oldorff is expected to be the only NEO participant in the German Defined Benefit Plan in future years.  Mr. Liedl, as well as other former members of the Gentherm Subsidiary’s management, will continue to be eligible to receive benefits under the German Defined Benefit Plan but are no longer permitted to make additional contributions.

The German Defined Benefit Plan is further described in Note 12 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2014.

Other Benefits and Perquisites

U.S. NEOs

•

401(k) Plan.  The Company maintains a 401(k) plan to provide all eligible U.S. employees with a means to accumulate retirement savings on a tax-advantaged basis.  The U.S. NEOs are eligible to participate in the 401(k) plan on the same basis as the other participants.  For 2014, on a discretionary basis, the Company matched (1) 100% of an employee’s contributions up to a contribution equal to 3% of the employee’s compensation and (2) 50% of an employee’s contributions above 3% of the employee’s compensation, up to a total contribution no greater than 4% of the employee’s compensation, provided that in 2014, the total Company match in each case was capped at $10,400.  The Company may, but is not required to, make additional discretionary contributions.  The Company has not made any discretionary contribution to the 401(k) plan since its inception.

•	Vacation Pay. Upon specified events, U.S. employees, including the U.S. NEOs, receive lump-sum payments for accumulated vacation time in excess of specified amounts.
•

Other Perquisites.  The Company provides each U.S. NEO with the use of a company-owned automobile.  The Company believes it is important that our named executive officers thoroughly understand our products and present themselves to others as users of our products.  The automotive segment represents our largest product segment.  The Company also provides club memberships to Mr. Coker, which facilitates entertainment of current and potential customers and suppliers and other business associates, and are also used for meeting locations.  We allocate the costs of these perquisites between business and personal use and report the personal-use portion as compensation to the applicable named executive officers.

Non-U.S. NEOs

•

Defined Contribution Plan.  In 2014, the Company contributed specified amounts to defined contribution plans of the non-U.S. NEOs in accordance with their respective Service Agreements, which required payment of statutorily required pension and health insurances and life insurance premiums (the “German Defined Contribution Plan”).  These contributions reduced the base salaries that would otherwise have been payable to the non-U.S. NEOs.

•	Vacation Pay. The non-U.S. NEOs received annual vacation pay pursuant to their respective Service Agreements.
•

Other Perquisites.  In accordance with the terms of their respective Service Agreements and for the reasons stated above with respect to the U.S. NEOs, in 2014 the Company provided the non-U.S. NEOs with the use of company-owned vehicles.

Severance and Change in Control Benefits

U.S. NEOs. Other than the U.S. Defined Benefit Plan and the 401(k) plan described above, the Company does not provide or maintain any post-retirement medical benefits, non-qualified deferred compensation plans or retirement or pension plans for U.S. employees, including the U.S. NEOs.  However, certain of the Company’s equity compensation plans contemplate acceleration of vesting upon, and exercisability of awards following, a termination of employment.  See “Named Executive Officer Compensation Tables – Potential Payments Upon Termination or Change in Control” for further information.

Non-U.S. NEOs. Other than the German Defined Benefit Plan and the German Defined Contribution Plan described above, the non-U.S. NEOs were not eligible to receive or participate in any post-retirement medical benefits, non-qualified deferred compensation plans or retirement or pension plans.  See “Named Executive Officer Compensation Tables – Potential Payments Upon Termination or Change in Control” for information regarding the potential payments and benefits payable to Mr. Oldorff following a termination of employment under the terms of his Service Agreement and certain of the Company’s equity compensation plans, as well as information regarding the payments and benefits paid to Mr. Liedl following his separation from the Company in 2014.

Other Equity-Related Policies

Executive Stock Ownership Requirements

Our Chief Executive Officer is subject to the same stock ownership requirements as our non-employee directors.  Our Chief Executive Officer must own common stock having a value of at least $100,000 by December 31, 2015.  See “Board Matters – Director Compensation – Director Stock Ownership Requirements” for further information.  The other named executive officers are not subject to stock ownership requirements.

Timing and Pricing of Equity Grants

The Committee does not coordinate the timing of equity grants with the release of material non-public information. The Committee usually considers equity awards for executive officers on an annual basis at regularly scheduled meetings of the Committee, which are generally scheduled a year in advance, and for new hires as applicable.

In accordance with the 2013 Equity Incentive Plan, the exercise or base price of stock option or SAR awards is at least 100% of the fair market value of our common stock on the date of grant (which date is not earlier than the date the Committee approves such award).  The Committee is authorized to modify, extend or renew outstanding stock options or SARs or accept the cancellation or surrender of such awards.  However, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Committee may not take actions that would constitute a repricing of stock options or SARs without satisfying the applicable shareholder approval requirements of Nasdaq.  In particular, the 2013 Equity Incentive Plan prohibits direct repricings (lowering the exercise price of a stock option or the base price of a SAR) and indirect repricings (cancelling an outstanding stock option or SAR and granting a replacement or substitute stock option or SAR with a lower exercise or base price, or otherwise exchanging such awards for cash, stock options, SARs or other awards).

Policy on Pledging and Hedging Company Securities

In addition to the restrictions set forth in SEC regulations, the Board has adopted a Statement of Policy for Securities Trading by Company Personnel which prohibits the hedging of Company securities and significantly limits any pledging of Company securities.  In particular, the policy prohibits employees, officers and directors from making trades while in possession of material, non-public information.  Specified restricted persons, including our officers and directors, are also prohibited from trading on a short-term basis of less than six months, short sales and derivative trading generally.  In addition, the policy prohibits pledging of Company securities or holding Company securities in a margin account, except in situations and on conditions pre-approved by our Chief Financial Officer.  At a minimum, such person must demonstrate the financial capacity to repay the applicable loan without resort to the margin or pledged securities.  No Company securities beneficially owned by a director or executive officer were pledged or subject to a margin account at any time during 2014.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code provides that annual compensation in excess of $1 million paid to a company’s chief executive officer and the three other highest compensated executive officers (excluding the chief financial officer) is not deductible by the company for federal income tax purposes, subject to specified exemptions (the most significant of which is certain performance-based compensation).  The Committee intends to continue to review the application of Section 162(m) of the Code with respect to any future compensation arrangements considered by the Company. However, to maintain flexibility in compensating the Company’s executive officers to meet a variety of objectives, the Committee reserves the right to compensate Company executes in amounts deemed appropriate, regardless of whether such compensation is deductible for federal income tax purposes.  Section 162(m) of the Code may prevent the Company from deducting a portion of the compensation paid to Mr. Coker, the Company’s President and Chief Executive Officer, in 2014.

Nonqualified Deferred Compensation

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested, as well as be subject to penalties and interest, unless certain requirements are complied with. The  Company believes that its compensation arrangements satisfy, or are exempt from, the requirements of Section 409A.

Change in Control Payments

Section 280G of the Code disallows a company’s tax deduction for “excess parachute payments.” For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person’s base amount (i.e. the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible, equal the amount of the parachute payments less the base amount. Additionally, Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments.

The Company’s equity incentive plans may entitle participants to receive payments in connection with a change in control that may result in excess parachute payments.  The Company does not pay tax gross-ups, including with respect to the excise tax imposed on any person who receives excess parachute payments.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) in this proxy statement with management, including Messrs. Coker and Steele. Based on such review and discussion, the Committee recommended to the Board that the CD&A be included in the Company’s annual report on Form 10-K for the year ended December 31, 2014 and the proxy statement for the 2015 annual meeting.

The Compensation Committee

Maurice Gunderson, Chairman

Sophie Desormière

Carlos Mazzorin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, the Compensation Committee consisted of Messrs. Gunderson and Mazzorin and Ms. Desormière.  All members of the Committee during 2014 were independent directors and none of them is or has been an employee or officer of ours. During 2014, none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on the Committee or the Board.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table for 2014

The table below summarizes the total compensation paid or earned by the named executive officers in 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Daniel R. Coker	2014	565,000	1,017,060	471,060	552,800	335,550	61,145	3,002,615
President and Chief Executive	2013	530,400	550,000	573,000	366,560	355,000	38,746	2,413,706
Officer	2012	510,000	470,000	285,750	—	317,000	56,328	1,639,078

Barry G. Steele	2014	274,000	214,560	314,040	276,400	—	24,428	1,103,428
Vice-President of Finance, Chief	2013	266,260	175,000	343,800	183,280	—	21,744	990,084
Financial Officer and Treasurer	2012	257,252	150,000	222,250	—	—	25,732	655,234

Frithjof R. Oldorff(6)	2014	465,114	345,879	—	276,400	—	52,128	1,139,521
President of Automotive Business	2013	442,370	639,195	—	366,560	—	23,024	1,471,149
Unit	2012	382,135	540,151	—	—	—	15,775	938,061

Thomas H. Liedl(6)	2014	315,166	104,690	—	276,400	—	560,072	1,256,328
Former President of Gentherm	2013	398,406	572,785	—	274,920	—	16,120	1,262,231
Technologies Business Unit	2012	369,095	540,152	—	—	—	22,294	931,541

Darren Schumacher	2014	310,000	265,080	314,040	276,400	—	17,329	1,182,849
Vice‑President of Product Development

Kenneth J. Phillips	2014	295,000	221,880	314,040	276,400	—	20,906	1,128,226
Vice-President, General Counsel and Secretary

(1)

Amounts reported for 2014 reflect bonuses earned in 2014 under the 2014 Bonus Plan.  The bonus for the first six months of 2014 was paid in August 2014 and the bonus for the remainder of 2014 was paid in February or March 2015.

(2)

Amounts reported reflect the aggregate grant-date fair value of stock awards.  All awards in this column for 2014 relate to restricted stock awards granted to the U.S. NEOs in 2014 under the 2013 Equity Incentive Plan, in each case calculated as the closing price of our common stock as quoted on Nasdaq on the grant date multiplied by the number of shares subject to the award.

(3)

Amounts reported reflect the aggregate grant-date fair value of option awards.  Awards in this column for 2014 relate to stock options, in the case of the U.S. NEOs, and cash-settled SARs, in the case of the non-U.S. NEOs, granted in 2014 under the 2013 Equity Incentive Plan.  Valuation assumptions used in determining the grant-date fair value of stock options are included in Note 7 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2014.  Cash-settled SARs are liability-classified on our balance sheet and the income (expense) is remeasured at each balance sheet date based on the market value of our common stock, although no remeasurements are reflected herein.

(4)

Amounts reported for 2014 for Mr. Coker represent the increase in the actuarial present value of Mr. Coker’s accumulated benefit under the U.S. Defined Benefit Plan from December 31, 2013 to December 31, 2014, computed in accordance with FASB ASC Topic 715, which requires that the Company record a projected benefit obligation representing the present value of future plan benefits when earned by the participant. As of December 31, 2014, the recorded projected benefit obligation for Mr. Coker was $2,474,000. Valuation assumptions used in determining the projected benefit obligation under the U.S. Defined Benefit Plan are included in Note 12 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2014.

(5)

Amounts reported for 2014 include the following: 401(k) match paid for the benefit of the U.S. NEOs ($10,400 each); personal use of automobile for each of the named executive officers; excess accrued vacation payments to each of Messrs. Coker and Steele ($30,256 for Mr. Coker); Mr. Coker’s personal use of country club memberships; the employee portion of German social insurance contributions, including a gross-up for taxes, for Messrs. Oldorff and Liedl ($19,370 in gross-up for taxes for Mr. Oldorff); and severance obligations to Mr. Liedl upon separation of employment ($529,103).

(6)

Cash payments reported for the non-U.S. NEOs (which excludes option awards, which are denominated in U.S. Dollars) were paid in Euros and converted into U.S. Dollars based on the exchange rate at the time of each applicable payment.

Narrative Discussion of Summary Compensation Table

Non-U.S. NEOs - Bonuses. In 2012 and 2013, the non-U.S. NEOs participated in the W.E.T. Bonus Plan.  The W.E.T. Bonus Plan provided for annual bonuses in amounts dependent on the achievement of the target enterprise value of the W.E.T. group.  The degree of achievement of the performance goal ranged from -100% to +300%.  The amount of the bonus payable to a participant in the plan was equal to the degree of achievement of the performance goal multiplied by 50% of the participant’s base salary.  Bonus amounts were credited to the participant’s bonus “account” and specified percentages of positive balances in such account were paid each year.  In 2013, the remaining positive balances were paid in full upon termination of the plan.

Non-U.S. NEOs – Equity Awards. In 2012, the Committee did not grant equity awards to officers of our German Subsidiary, due to the significant salary and bonus compensation set forth in their respective Service Agreements, as well as court actions in Germany which prevented us from treating our German Subsidiary as an operating subsidiary until early 2013.  Following dismissal of such court actions, and in connection with the resulting integration of our German Subsidiary that began in earnest in mid-2013, the Board appointed the non-U.S. NEOs to their current positions.  Following such appointments, the Committee granted cash-settled SARs to the non-U.S. NEOs, in amounts consistent with historical stock option grants to the Company’s other executive officers.

Mr. Oldorff. Mr. Oldorff is party to a Service Agreement with our German Subsidiary, which establishes the material terms of his compensation and provides for specified termination benefits.  See “—Potential Payments Upon Termination or Change in Control” for a description of such agreement.

Mr. Liedl. Mr. Liedl was party to a Service Agreement with our German Subsidiary, which established the material terms of his compensation and provided for specified termination benefits.  Mr. Liedl’s employment with the Company terminated effective August 31, 2014 by mutual agreement.  In accordance with the terms of separation, which were separately negotiated, Mr. Liedl received $422,556 in respect of vested cash settled SARs he held as of the date of separation (see “—Option Exercises and Stock Vested in 2014”) and a severance payment of $529,103.

Messrs. Schumacher and Phillips. Messrs. Schumacher and Phillips were named executive officers only in 2014.  The Summary Compensation Table for 2014 is not required to include their compensation information for 2012 and 2013.

Grants of Plan-Based Awards in 2014

The following table provides information about equity awards granted to the named executive officers in 2014.  The Company did not grant any non-equity or equity incentive awards in 2014.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Daniel R. Coker	02/19/2014	18,000	—	—	471,060
	02/19/2014	—	80,000	26.17	552,800
Barry G. Steele	02/19/2014	12,000	—	—	314,040
	02/19/2014	—	40,000	26.17	276,400
Frithjof R. Oldorff	02/19/2014	—	40,000	26.17	276,400
Thomas H. Liedl	02/19/2014	—	40,000	26.17	276,400
Darren Schumacher	02/19/2014	12,000	—	—	314,040
	02/19/2014	—	40,000	26.17	276,400
Kenneth J. Phillips	02/19/2014	12,000	—	—	314,040
	02/19/2014	—	40,000	26.17	276,400

(1)	Relate to restricted stock granted to the U.S. NEOs under the 2013 Equity Incentive Plan.
(2)	Relate to stock options granted to the U.S. NEOs and cash-settled SARs granted to the non-U.S. NEOs, in each case under the 2013 Equity Incentive Plan.
(3)

The restricted stock had a grant-date fair value of $26.17 per share, which was the closing price of our common stock as quoted on Nasdaq on the date of grant.  The stock options and cash-settled SARs had grant-date fair values of $6.91 per share.  See Notes 2 and 3 to the “Summary Compensation Table for 2014.”

Narrative Discussion of Grants of Plan-Based Awards in 2014

Restricted Stock.  The restricted stock vests in three equal installments on the first through third anniversaries of the date of grant, provided such person’s employment is continuing on each such vesting date.

Stock Options.  The stock options vest in four equal installments on the first through fourth anniversaries of the date of grant, provided such person’s employment is continuing on each such vesting date.

Cash-Settled SARs.  The cash-settled SARs vest in four equal installments on the first through fourth anniversaries of the date of grant, provided such person’s employment is continuing on such vesting date.  Upon Mr. Liedl’s separation, all of the cash-settled SARs granted to him in 2014 were immediately forfeited and terminated.  See “–Potential Payments Upon Termination or Change in Control – Equity Awards” for further information.

Outstanding Equity Awards at December 31, 2014

The following table presents information on the unexercised option awards and unvested stock awards held by the named executive officers as of December 31, 2014.  Mr. Liedl had no outstanding equity awards as of December 31, 2014.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)(1)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Daniel R. Coker	09/02/2011(1)	20,000	20,000	12.60	09/02/2018	—	—
	07/02/2013(1)	—	60,000	19.10	07/02/2020	—	—
	02/19/2014(1)	—	80,000	26.17	02/19/2021	—	—
	Various	—	—	—	—	38,000	1,391,560
Barry G. Steele	09/02/2011(1)	—	10,000	12.60	09/02/2018	—	—
	07/02/2013(1)	—	30,000	19.10	07/02/2020	—	—
	02/19/2014(1)	—	40,000	26.17	02/19/2021	—	—
	Various	—	—	—	—	24,000	878,880
Frithjof R. Oldorff	07/02/2013(2)	—	60,000	19.10	07/02/2020	—	—
	02/19/2014(2)	—	40,000	26.17	02/19/2021	—	—
Darren Schumacher	11/20/2013(1)	—	45,000	23.71	11/20/2020	—	—
	02/19/2014(1)	—	40,000	26.17	02/19/2021	—	—
	Various	—	—	—	—	14,000	512,680
Kenneth J. Phillips	08/23/2012(1)	—	25,000	11.63	08/23/2019	—	—
	07/02/2013(1)	—	30,000	19.10	07/02/2020	—	—
	02/19/2014(1)	—	40,000	26.17	02/19/2021	—	—
	Various	—	—	—	—	26,500	970,430

(1)

Outstanding stock options held by the U.S. NEOs vest in four equal installments on the first through fourth anniversaries of the date of grant, provided such person’s employment is continuing on each such vesting date.

(2)

Outstanding cash-settled SARs held by Mr. Oldorff vest in four equal installments on the first through fourth anniversaries of the date of grant, provided his employment is continuing on each such vesting date.

(3)	Outstanding restricted stock held by the U.S. NEOs vests as follows, provided such person’s employment is continuing on each such vesting date:

	August 23,	July 2,		November 20,		February 19,
Name	2015	2015	2016	2015	2015	2016	2017
Daniel R. Coker	—	10,000	10,000	—	6,000	6,000	6,000
Barry G. Steele	—	6,000	6,000	—	4,000	4,000	4,000
Darren Schumacher	—	—	—	2,000	4,000	4,000	4,000
Kenneth J. Phillips	2,500	6,000	6,000	—	4,000	4,000	4,000

(4)	Based on the closing price of our common stock as quoted on Nasdaq on December 31, 2014, which was $36.62.

Option Exercises and Stock Vested in 2014

The following table provides information on the value realized by the named executive officers on the exercise of option awards and the vesting of stock awards in 2014.  The number of shares acquired and the value realized for each award excludes the payment of any fees, commissions or taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Daniel R. Coker	60,000	1,613,257	21,250	906,846
Barry G. Steele	20,000	671,681	14,750	624,738
Frithjof Oldorff	20,000	627,000	—	—
Thomas H. Liedl	15,000	422,556	—	—
Darren Schumacher	15,000	250,377	2,000	80,367
Kenneth J. Phillips	22,500	709,708	17,250	741,612

(1)

Based on the number of stock options or cash-settled SARs exercised multiplied by the difference between (A) the purchase price received upon sale of the underlying shares, in the case of options, or the closing price of our common stock as quoted on Nasdaq on the date of exercise, in the case of cash-settled SARs, and (B) the exercise or base price.

(2)

Based on the number of shares of restricted stock vested multiplied by the closing price of our common stock as quoted on Nasdaq on the date of vesting (except in certain cases where all or a part of such vested stock was sold on the date of vesting, in which case the actual price received upon sale is used).

Pension Benefits in 2014

The following table provides information related to the U.S. Defined Benefit Plan and the German Defined Benefit Plan in 2014.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Daniel R. Coker	The Executive Nonqualified Defined Benefit Plan of Gentherm Incorporated	4	2,474,000	—
Frithjof R. Oldorff	The Gentherm GmbH Deferred Compensation Pension Plan	N/A	552,419	—
Thomas H. Liedl	The Gentherm GmbH Deferred Compensation Pension Plan	N/A	1,251,990	—

(1)

Represents the present value of future benefits under the U.S. Defined Benefit Plan for Mr. Coker and the German Defined Benefit Plan for Messrs. Oldorff and Liedl through December 31, 2014. Valuation assumptions used in determining the projected benefit obligation under the U.S. Defined Benefit Plan and the German Defined Benefit Plan are included in Note 12 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2014.  Amounts reported for Messrs. Oldorff and Liedl are owed in Euros but converted to U.S. Dollars based on the exchange rate at December 31, 2014.

Potential Payments Upon Termination or Change in Control

Equity Awards

Certain of the Company’s equity compensation plans contemplate acceleration of vesting upon, and exercisability of awards following, specified events.

Equity Compensation Plans.  Outstanding awards of restricted stock, stock options and cash-settled SARs as of December 31, 2014 were granted under the 2013 Equity Incentive Plan, the 2011 Equity Incentive Plan, the 2006 Equity Incentive Plan and the related award agreements.  Under each plan, prior to a termination event, the Committee retains discretionary authority to accelerate the vesting of these awards for any reason, in whole or in part.  In addition:

•	Upon any termination of service, the unvested portion of any restricted stock, stock option or SAR award will be immediately terminated or forfeited.
•

Upon any termination of service other than for “cause” (as determined by the Committee), the vested portion of any stock option or SAR award will be exercisable for a period of 90 days following such termination and, in the case of SARs, will be deemed exercised on the 90th day following such termination, if not otherwise exercised prior to such date; provided, however, that such awards will not be exercisable, or deemed exercised, after their expiration dates.

•	Upon any termination of service for “cause,” the vested portion of any stock option or SAR award will be immediately terminated or forfeited.

Notwithstanding the foregoing, the Committee retains discretionary authority to accelerate the vesting of restricted stock, stock option and SAR awards, in whole or in part, (A) if a termination is due to a participant’s death, permanent disability or retirement, is by the Company or a subsidiary of the Company without cause, or is by agreement of the parties; or (B) upon or in anticipation of a change in control (as defined in the plan).

Value of Acceleration of Unvested Equity Awards at December 31, 2014.  If the Committee determined to accelerate, in full, the vesting of the unvested portion of outstanding restricted stock, stock option and cash-settled SAR awards held by the named executive officers as of a December 31, 2014 termination event, the named executive officers would receive the benefits set forth in the table below.

Name	Value of Acceleration of Unvested Restricted Stock Awards ($)	Value of Acceleration of Unvested Stock Option and Cash- Settled SAR Awards ($)	Total Value of Acceleration of Unvested Equity Awards ($)
Daniel R. Coker	1,391,560	2,367,600	3,759,160
Barry G. Steele	878,880	1,183,800	2,062,680
Frithjof R. Oldorff	—	1,469,200	1,469,200
Darren Schumacher	512,680	998,950	1,511,630
Kenneth J. Phillips	970,430	1,568,350	2,538,780

Restricted Stock Awards.  The value of such acceleration is calculated as the closing price of our common stock as quoted on Nasdaq on December 31, 2014, $36.62, multiplied by the number of unvested shares of common stock underlying such awards at December 31, 2014.

Stock Option and Cash-Settled SAR Awards.  The value of such acceleration is calculated as (A) the difference between (i) the closing price of our common stock as quoted on Nasdaq on December 31, 2014, $36.62, and (ii) the exercise or base price of the stock options or cash-settled SARs, (B) multiplied by the number of unvested shares of common stock underlying such awards at December 31, 2014; provided, however, that negative amounts are treated as having zero value.

Service Agreements

In 2014, the non-U.S. NEOs were parties to Service Agreements with our German Subsidiary which contemplated payment upon specified termination events.  The U.S. NEOs did not have employment agreements.

Mr. Oldorff.  Mr. Oldorff’s Service Agreement provides for (A) a contract term ending December 31, 2016; (B) an annual base salary of EUR 350,000, subject to periodic review and increase; (C) eligibility for bonus compensation at the discretion of the Board; (D) use of a company-owned vehicle; (v) eligibility for equity compensation at the discretion of the Board; and (E) other ancillary benefits typically provided to German executives, such as payment of statutorily required pension and health insurances and life insurance premiums.

In the event the German Subsidiary terminates Mr. Oldorff’s employment without cause, Mr. Oldorff is entitled to receive his annual base salary and the ancillary benefits described above through the end of the contract term, which corresponds to approximately $1,600,000 in total, assuming a December 31, 2014 termination event.  In addition, see “–Equity Awards” above for a description of the value of acceleration of unvested equity awards held by Mr. Oldorff as of December 31, 2014.

Mr. Liedl.  Prior to his separation, Mr. Liedl’s Service Agreement provided for (A) an annual base salary of EUR 310,000, subject to periodic review and increase; (B) eligibility for bonus compensation at the discretion of the Board; (C) use of a company-owned vehicle with an acquisition value of up to EUR 80,000; (D) eligibility for equity compensation at the discretion of the Board; and (E) other ancillary benefits typically provided to German executives, such as payment of statutorily required pension and health insurances and payment of life insurance premiums.  Either party was permitted to terminate the agreement upon six months’ prior notice.

Mr. Liedl separated from the Company effective August 31, 2014.  At such time, Mr. Liedl and the German Subsidiary entered into a Separation Agreement, pursuant to which Mr. Liedl was entitled to receive $422,556 in respect of the exercise of vested cash settled SARs he held as of the date of separation (see “—Option Exercises and Stock Vested in 2014”) and a severance payment of $529,103, payable in $219,286 on September 30, 2014 and $309,817 on January 15, 2015.

RELATED PERSON TRANSACTIONS

Policies and Procedures

Under SEC rules, a related person transaction is any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% shareholder since the beginning of the Company’s last completed fiscal year, and any immediate family member of such person.

The Board has adopted a policy with respect to proposed related person transactions. In general, all proposed related person transactions must be submitted to the independent directors for approval, and only those related person transactions approved by the independent directors may be consummated. The independent directors are instructed to only approve those transactions that are on terms comparable to, or more beneficial to the Company than, those that could be obtained in arm’s length dealings with an unrelated third party and that are otherwise in the best interests of the Company and its shareholders. If an independent director has any interest in a related person transaction presented for approval, such director must abstain from the vote to approve or not approve the transaction. The policy further requires that all related person transactions be disclosed to the full Board and in our filings with the SEC, to the extent required by SEC rules.

2014 Related Person Transactions

John Marx, the Company’s Vice-President of Business Planning and Advanced Product Commercialization, is the son of Oscar B. Marx, III, Chairman of the Board.  John Marx received the following compensation for his services during 2014: approximately $400,000 in cash compensation (inclusive of 401(k) employer matching contributions), perquisites valued at approximately $3,000, a restricted stock award for 12,000 shares and a stock option for 40,000 shares with an exercise price of $26.17 per share, which was equal to the fair market value of our common stock on the date of grant.

Brian Coker, an applications engineer and employee of the Company, is the son of Daniel R. Coker, the Company’s President and Chief Executive Officer.  Brian Coker received the following compensation for his services during 2014: approximately $117,000 in cash compensation (inclusive of 401(k) employer matching contributions) and perquisites valued at approximately $4,000.

The Compensation Committee and the independent directors reviewed and approved the compensation paid to John Marx and Brian Coker for their services during 2014 in accordance with the policies and procedures described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of our common stock as of April 13, 2015 by (A) each of the directors and named executive officers, (B) all of the directors and executive officers as a group, and (C) to our knowledge, beneficial owners of more than 5% of our common stock. As of April 13, 2015, there were 35,895,322 shares of our common stock outstanding.  Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Name of Beneficial Owner	Shares Owned (1)	Right to Acquire (2)	Total	Aggregate Percent of Class
Lewis Booth (Director)	5,690	—	5,690	*
Francois J. Castaing (Director)	9,163	5,000	14,163	*
Daniel R. Coker (Director, President and CEO)	81,208	20,000	101,208	*
Sophie Desormière (Director)	7,677	—	7,677	*
Maurice E.P. Gunderson (Director)	9,163	50,000	59,163	*
Oscar B. Marx, III (Chairman of the Board)	123,275	—	123,275	*
Carlos E. Mazzorin (Director)	9,163	10,000	19,163	*
Franz Scherer (Director)	4,123	—	4,123	*
Byron T. Shaw II (Director)	4,123	—	4,123	*
Barry G. Steele (Vice-President Finance, CFO, Treasurer)	45,735	10,000	55,735	*
Frithjof R. Oldorff (President Automotive Business Unit)	—	—	—	—
Thomas H. Liedl (Former President Gentherm Technologies)	—	—	—	—
Darren Schumacher (Vice-President of Product Development)	22,177	—	22,177	*
Kenneth J. Phillips (Vice-President, General Counsel and Secretary)	32,500	10,000	42,500	*

Executive officers and directors as a group (16 persons)	389,388	115,000	504,388	1.40%

Wells Fargo & Company, et al.(3) 420 Montgomery Street San Francisco, CA 94104	3,579,668	—	3,579,668	9.97%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	2,170,165	—	2,170,165	6.05%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10022	1,979,355	—	1,979,355	5.51%

*	Less than one percent.
(1)

Amounts include the following number of unvested shares of restricted stock as of April 13, 2015: Messrs. Booth, Castaing, Gunderson, Marx, Mazzorin, Scherer, Shaw and Ms. Desormière: 1,323 shares each; Mr. Coker, 50,000 shares; Mr. Steele, 30,000 shares; Mr. Schumacher, 20,000 shares; Mr. Phillips, 32,500 shares; and all executive officers and directors as a group, 176,284 shares.

(2)	Amounts reflect the number of shares that such holder could acquire through the exercise of stock options within 60 days of April 13, 2015.
(3)

Based on Schedule 13G/A filed with the SEC on February 17, 2015.  Wells Fargo & Company (parent) has sole power to vote and dispose 1,636 shares, shared power to vote 3,255,987 shares and shared power to dispose 3,576,349 shares.  Of such shares, Wells Capital Management Incorporated (subsidiary) has shared power to vote 825,178 shares and shared power to dispose 2,821,508 shares, and Wells Fargo Funds Management, LLC has shared power to vote and dispose 1,966,151 shares.

(4)

Based on Schedule 13G filed with the SEC on February 10, 2015.  This report includes holdings of various subsidiaries of the holding company.  The Vanguard Group, Inc. has sole power to vote 47,353 shares, sole power to dispose 2,125,912 shares and shared power to dispose 44,253 shares.

(5)

Based on Schedule 13G/A filed with the SEC on February 2, 2015.  This report includes holdings of various subsidiaries of the holding company. BlackRock, Inc. has sole power to vote 1,902,391 shares and sole power to dispose 1,979,355 shares.

AUDIT COMMITTEE REPORT

The Board has determined that each member of the Audit Committee is independent under the applicable rules and regulations of Nasdaq and the SEC. The Committee operates under a written charter approved by the Board, which is reviewed annually by the Committee and the Board, and is posted on the Company’s website, www.gentherm.com, under the “About Us” tab.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting and internal control functions, to review our reports filed with or furnished to the SEC that include financial statements or results, to monitor compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control, and the Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently Grant Thornton. See “Audit Committee Matters” below for a description of the Committee’s pre-approval policies regarding Grant Thornton’s services. The Committee further has the authority to engage independent advisors as it determines appropriate, apart from counsel or advisors hired by management. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. Grant Thornton is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and for expressing their opinions thereon.

During 2014, among other matters, the Audit Committee:

•	Reviewed and discussed with management and Grant Thornton the unaudited quarterly financial statements included in Form 10-Qs filed with the SEC.
•	Reviewed and discussed with Grant Thornton the overall scope and plans for its audit for 2014.
•

Reviewed and discussed with management and Grant Thornton the audited consolidated financial statements, and Grant Thornton’s opinion thereon, included in the Form 10-K for 2014 filed with the SEC and the 2014 annual report delivered to shareholders.

•

Reviewed and discussed with management its assessment and report, and reviewed and discussed with Grant Thornton its opinion, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014.

•	Discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standard No. 16, as amended (Communications With Audit Committees).
•

Received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Committee concerning independence, and discussed with Grant Thornton its independence with respect to the Company, including any relationships which may impact its objectivity and independence and whether the provision of specified non-audit services is compatible with the auditors’ independence under current guidelines.

Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s annual report on Form 10-K for 2014, which was filed with the SEC on March 2, 2015.

Submitted by the Audit Committee:

Lewis Booth, Chairman

Francois Castaing

Franz Scherer

AUDIT COMMITTEE MATTERS

Pre-Approval Policies and Procedures

It is the Audit Committee’s policy and practice to review and approve in advance all services, audit and non-audit, to be rendered by the Company’s independent registered public accounting firm.  In pre-approving such services, the Committee must consider whether the provision of services is consistent with maintaining the independence of the Company’s independent registered public accounting firm.  The Committee does not delegate this responsibility (or any other Committee function) to Company management, except that Mr. Steele has been delegated permission to commit up to $50,000 between Committee meetings for audit-related services only, which must be reported to the Audit Committee no later than the next scheduled Committee meeting.  If a product or service arises that has not been pre-approved by the Committee, the Committee has delegated to the Chairman of the Committee the authority to consider and pre-approve any such product or service between regular meetings of the Committee. Any interim approvals granted by the Chairman of the Committee are reported to the entire Committee at its next regularly scheduled meeting.

Grant Thornton Fees

The following table sets forth the fees we were billed for audit and other services provided by Grant Thornton in 2014 and 2013. All of the services described below were approved in conformity with the Audit Committee’s pre-approval policies and procedures described above.

	2014 ($)	2013 ($)
Audit Fees(1)	1,502,000	1,496,000
Audit-Related Fees(2)	88,000	10,000
Tax Fees(3)	5,000	—
All Other Fees(4)	16,000	15,000
Total Fees	1,611,000	1,521,000

(1)

Audit fees in 2014 and 2013 consisted of fees related to the annual audit of our financial statements, the audit of the effectiveness of internal control over financial reporting, the review of quarterly financial statements and for services provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consisted of: (A) in 2014, fees related to the audit of our subsidiary’s Canadian pension plan, the audit of foreign exchange computations for functional currency determinations at our Hungarian subsidiary and the audit of the opening balance sheet of our newly-acquired subsidiary in Calgary, Canada; and (B) in 2013, fees related to the audit of our subsidiary’s Canadian pension plan.

(3)	Tax fees in 2014 consisted of fees related to tax returns in Korea.
(3)	All other fees in 2014 and 2013 consisted of fees related to a U.S. Department of Energy-mandated audit of our government-sponsored research and development program.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. In 2015, the Committee reappointed Grant Thornton to be our independent registered public accounting firm for the year ending December 31, 2015. See “Audit Committee Report” and “Audit Committee Matters” for additional information on Grant Thornton’s services provided to us in 2014.

As the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of Grant Thornton is not necessary. However, the Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the shareholders ratify the appointment of Grant Thornton, the Committee may in its sole discretion terminate the engagement of Grant Thornton and direct the appointment of another independent auditor at any time during the year, although it has no current intent to do so.

Representatives of Grant Thornton will attend the annual meeting, will have the opportunity to make a statement, if they desire to do so.

The Board recommends that you vote FOR the ratification of the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015.

PROPOSAL NO . 3—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14 of the Exchange Act.

In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2011 annual meeting of shareholders, shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency. The next advisory say-on-pay vote will occur at our 2016 annual meeting of shareholders.

As described in detail under the heading “Compensation Discussion and Analysis,” our compensation program is designed to attract, motivate, and retain our named executive officers who are critical to our success, and to ensure alignment of the interests of such persons with our shareholders. Under this program, our named executive officers are rewarded for their service to the Company, the achievement of specific performance goals and the realization of increased shareholder value. We believe our compensation programs also are structured appropriately to support our business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Compensation Discussion and Analysis,” beginning on page 16, and the “Named Executive Officer Compensation Tables,” beginning on page 26, for additional details about our named executive officer compensation program, including information related to the compensation determinations for 2014.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the 2015 annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. We value the opinions of our shareholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC.

PROPOSAL NO. 4—APPROVAL OF AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN DIRECTOR ELECTIONS

The Board believes that each director should represent the interests of all shareholders, rather than the interests of a minority shareholder or limited constituency.  In addition, in early 2014 we adopted a majority voting policy consistent with best governance practices, and cumulative voting is incompatible with such policy.  Therefore and as further discussed below, the Board believes that it is in the best interests of the Company and its shareholders to eliminate cumulative voting.  Attached hereto as Appendix A is a copy of the form of the Amended and Restated Articles of Incorporation (our “Articles”), which reflects the proposed deletion of Article VIII thereof and de minimis conforming changes in bold/underline or bold/strikethrough for the purpose of eliminating cumulative voting.

Under Michigan law, shareholders do not have the right to cumulatively vote their shares in any election of directors unless a company’s articles of incorporation grant such right.  Article VIII of our Articles currently authorizes cumulative voting at a meeting of shareholders at which directors are to be elected, provided that (A) the nominees’ names have been placed in nomination prior to commencement of the voting and (B) a shareholder who intends to cumulate votes gives timely notice to the Company.  If a shareholder complies with the foregoing, then each shareholder is entitled to as many votes as equals the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled.  A shareholder may cast all such votes for a single director or distribute such votes among as many candidates who have been properly nominated.

In February 2015, the Board voted unanimously to submit for shareholder approval a proposed amendment to our Articles that would eliminate cumulative voting in director elections (the “Amendment”).  The Board noted the following considerations, among others:

•

Cumulative voting is incompatible with the objectives of our majority voting policy.  Pursuant to the majority voting policy adopted by the Board in early 2014, in uncontested director elections, any director nominee who receives a greater number of votes “withheld” than votes “for” his or her election must promptly tender his or her resignation, conditioned on Board acceptance.

Notwithstanding that our majority voting policy does not apply if cumulative voting rights are exercised with respect to a particular director election, the two concepts are incompatible and we believe majority voting best protects the interests of all of our shareholders.  While our majority voting policy seeks to hold directors accountable to the holders of a majority of the shares voting, cumulative voting allows shareholders with less than a majority of the shares to determine the election of certain directors.

•

Cumulative voting may impair the ability of the Board to act in the best interests of the Company and its shareholders.  Cumulative voting permits a small minority of shareholders to guarantee the election of a director, even if a significant majority of the shareholders are opposed to the election of such director.  This gives the minority disproportionate influence in director elections and permits the advancement of special interests of a small minority of shareholders at the expense of the general interests of all shareholders.  The Board believes that each director should represent the interests of all shareholders.  The election of directors who view themselves as representing a particular minority shareholder could result in partisanship and discord on the Board, and may impair the ability of the directors to act in the best interests of the Company and all of its shareholders, on a timely basis or at all.  Specifically, votes of approximately 11% of the shares would be sufficient to obtain Board representation contrary to the will of a vast majority of shareholders.

•

These concerns are especially magnified in our case, given the size and structure of the Board.  We currently have nine directors, all of whom are elected annually.  Combined with the majority voting policy, there should be no concern of director entrenchment.  Further, with annual say-on-pay votes, there are numerous ways to express any shareholder discontent with directors.

•

The cumulative voting procedure is overly complicated to implement and not historically used by our shareholders.  Since timely notice for cumulative voting may generally be made up until 30 days prior to an annual meeting, there is a reasonable likelihood that the exercise of cumulative voting rights could require us to delay an annual meeting, resulting in additional costs and management time.  In addition, our Articles have permitted cumulative voting, subject to timely notice, since our incorporation in 1991.  To date, no shareholder has provided timely notice of an intention to cumulate votes in director elections.

The proposed Amendment would eliminate cumulative voting by deleting Article VIII of our Articles.  If approved, the Amendment would become effective upon filing of a certificate of amendment to our Articles with the State of Michigan promptly following the shareholder vote, and cumulative voting would not be permitted in elections of directors commencing with the 2016 annual meeting of shareholders.  In addition, if our shareholders approve the Amendment, the Board would amend our Bylaws promptly thereafter to make necessary conforming changes to reflect the elimination of cumulative voting therein.

The Board recommends a vote FOR the approval of the proposed Amendment to the Restated Articles of Incorporation to eliminate cumulative voting in director elections.

ADDITIONAL INFORMATION

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2014 concerning our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,861,618	(1)	$19.11	(2)	2,188,000	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	1,861,618		$19.11		2,188,000

(1)

Consists of the following: (A) outstanding options for 917,500 shares of common stock and 174,584 outstanding shares of restricted stock under the 2013 Equity Incentive Plan; (B) outstanding options for 279,750 shares of common stock and 2,500 outstanding shares of restricted stock under the 2011 Equity Incentive Plan; (C) outstanding options for 427,284 shares of common stock under the 2006 Equity Incentive Plan; and (D) outstanding options for 60,000 shares of common stock under the Amended and Restated 1997 Stock Incentive Plan.

(2)	Excludes restricted stock, which has no exercise price.
(3)

Consists of shares of common stock that may be issued pursuant to stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards and other stock-based awards under the 2013 Equity Incentive Plan; provided, however, that to the extent awards are made in the form of full-value shares, such as restricted stock, the number of shares available for future issuance is reduced by 1.58 multiplied by the number of shares awarded.  No additional shares may be issued pursuant to awards under the 2011 Equity Incentive Plan, the 2006 Equity Incentive Plan, or the Amended and Restated 1997 Stock Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto, and to furnish copies of these reports to us. Based on our review of the insiders’ forms furnished to us or filed with the SEC and representations made by the directors and applicable executive officers, no insider failed to file on a timely basis a Section 16(a) report in 2014.

Solicitation by Board; Expenses

We will bear the entire cost of preparing, assembling, and mailing the proxy materials. We may supplement our solicitation of proxies by mail with telephone, e-mail or personal solicitation by our officers or other regular employees. In such case, we would expect our Chief Executive Officer and/or Chief Financial Officer to oversee such supplemental solicitation. We will not pay any additional compensation to any of our employees for their supplemental solicitation services. We have requested banks, brokers and other nominees to forward the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable out-of-pocket expenses in doing so upon request.

Requirements for Submission of Shareholder Proposals and Nominations for 2016 Annual Meeting

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2016 annual meeting of shareholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, MI 48167) by the close of business on December 29, 2015.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any shareholder director nomination or proposal of other business intended to be presented for consideration at the 2016 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2015 annual meeting. Therefore, such notice must be received between January 29, 2016 and the close of business on February 26, 2016 to be considered timely. However, if our 2016 annual meeting occurs more than 30 days before or 60 days after May 28, 2016, we must receive nominations or proposals (A) not later than the close of business on the later of the 90th day prior to the date of the 2016 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2016 annual meeting, and (B) not earlier than the 120th day prior to the 2016 annual meeting.

The above-mentioned proposals must also be in compliance with our Bylaws and the proxy solicitation rules of the SEC and Nasdaq, including but not limited to the information requirements set forth in our Bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

Householding

The Company has elected to send a single copy of its annual report and this proxy statement to any household at which two or more shareholders reside unless one of the shareholders at such address provides notice that he or she desires to receive individual copies.  This “householding” practice reduces the Company’s printing and postage costs.  Shareholders may request to discontinue or re-start householding, or request a separate copy of the 2014 annual report and 2015 proxy statement, as follows:

•	If you hold your common shares through a bank, broker or other nominee, you should contact such record holder directly.
•	If you are a shareholder of record, you should contact Computershare, P.O. Box 30170, College Station, TX 77842-3170 or (800) 962-4284.

Availability of 2014 Annual Report to Shareholders

SEC rules require us to provide a copy of our 2014 annual report to shareholders who receive this proxy statement. Our 2014 annual report to shareholders includes our annual report on Form 10-K for 2014 (including certain exhibits). We will also provide copies of our 2014 annual report to shareholders, and to brokers, dealers, banks, voting trustees and their nominees for the benefit of beneficial owners. Additional copies of the 2014 annual report to shareholders (excluding certain exhibits or documents incorporated by reference in our annual report on Form 10-K for 2014) are available to shareholders at no charge upon written request to: Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, MI 48167 or on our website, www.gentherm.com, under the “Investor Relations – Financial Reports” tab.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 28, 2015

The 2015 proxy statement and 2014 annual report are available at www.edocumentview.com/THRM.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

By Order of the Board of Directors

Kenneth J. Phillips
Vice-President, General Counsel and Secretary

Appendix A

FORM OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION

OF

GENTHERM INCORPORATED

a Michigan corporation

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned executes the following Articles:

1.	The present name of the corporation is: Gentherm Incorporated
2.	The identification number assigned by the Bureau is: 545-27C
3.	The former name(s) of the corporation are:

Amerigon Incorporated

Amerigon Michigan, Inc.

4.	The date of filing the original Articles of Incorporation was: March 23, 2005

The following Amended and Restated Articles of Incorporation supersede the Restated Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the Corporation is: GENTHERM INCORPORATED.

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Michigan Business Corporation Act.

ARTICLE III

A. The total number of shares which the corporation is authorized to issue is 59,991,000, of which 55,000,000 shall be Common Stock, without par value, and 4,991,000 shall be Preferred Stock, without par value.

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the voting and other rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

C. Intentionally Omitted.

D. The Board hereby designates 25,000 shares of the Corporation’s Preferred Stock as “Series B Preferred Stock”, with the rights, preferences, privileges and restrictions set forth below.

1. DIVIDENDS AND DISTRIBUTIONS.

(a) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of common stock (the “Common Stock”) of the Corporation, and of any other stock ranking junior to the Series B Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (a) of this Section 1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

2. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein, in the Articles of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

3. CERTAIN RESTRICTIONS.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

4. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

5. LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received an amount per share (the “Series B Liquidation Preference”) equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series B Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(c) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. NO REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable by the Company.

8. RANK. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Corporation’s Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series B Preferred Stock.

9. AMENDMENT. At any time any shares of Series B Preferred Stock are outstanding, the Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as a single class.

10. FRACTIONAL SHARES. Series B Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

ARTICLE IV

The address of the registered office is 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. The mailing address of the registered office is the same as above. The name of the resident agent is Barry Steele.

ARTICLE V

Intentionally omitted.

ARTICLE VI

Any action required or permitted by the Michigan Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation’s registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing. An electronic transmission consenting to an action is a written, signed and dated consent for purposes of this section to the extent permitted by the Business Corporation Act of Michigan.

ARTICLE VII

To the full extent permitted by the Michigan Business Corporation Act or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to, or for or with respect to, any acts or omissions occurring before such repeal or modification. This Corporation is authorized to indemnify officers, employees or agents of this Corporation to the fullest extent permitted by the Michigan Business Corporation Act or any other applicable laws presently or hereafter in effect.

~~ARTICLE VIII~~

~~At a meeting of shareholders at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of such shareholder’s shares). unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of such shareholder’s intention to cumulate votes. If any shareholder has given such a notice, every shareholder entitled to vote may cumulate votes for candidates in the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled or distribute such shareholder’s votes on the same principle among any or all of the candidates as the shareholder thinks fit. In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.~~

These Amended and Restated Articles of Incorporation were duly adopted on the ____ day of___, 2015, in accordance with the provisions of Section 642 of the Act: (check one of the following)

☐ by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

☒ by the shareholders at a meeting in accordance with Section 611(3) of the Act

☐ were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to the shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐ were duly adopted by the written consent of the shareholders entitled to vote in accordance with Section 407(2) of the Act.

Signed this ____ day of ____, 2015.

/s/
Name:	Kenneth J. Phillips
Its:	Vice-President, General Counsel and Secretary

GENTHERM INCORPORATED

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. The election to the Board of Directors of the nominee(s) specified in the Proxy Statement:

01 - Lewis Booth	02 - Francois Castaing	03 - Daniel Coker
04 - Sophie Desormière	05 - Maurice Gunderson	06 - Oscar B. Marx III
07 - Carlos Mazzorin	08 - Franz Scherer	09 - Byron Shaw

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP to act as the Company's independent registered public accounting firm for the year ended December 31, 2015.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
4. To approve an amendment to the Restated Articles of Incorporation to eliminate cumulative voting in director elections.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the shareholder is a corporation, sign in full corporate name of the authorized office.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 3 6 4 5 5 2

02B8A

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting and proxy statement are available at www.gentherm.com and at www.edocumentview.com/THRM; however, the only means by which you are able to deliver your proxy is by dating and signing this proxy card and returning it prior to the Annual Meeting of Shareholders.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — GENTHERM INCORPORATED

21680 HAGGERTY ROAD
SUITE 101
NORTHVILLE, MICHIGAN 48167

The undersigned, revoking all prior proxies, hereby appoints Daniel R. Coker and Barry G. Steele as Proxies, each with the power to appoint his or her substitute, and hereby, authorizes them to represent and to vote, as designated below, all the shares of common stock of Gentherm Incorporated held of record by the undersigned on April 13, 2015 at the Annual Meeting of shareholders to be held on Thursday, May 28, 2015 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES, FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP TO ACT AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2015, FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S EXECUTIVE COMPENSATION, AND FOR THE APPROVAL OF AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING FROM DIRECTOR ELECTIONS. WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF DANIEL R. COKER AND BARRY G. STEELE IN ACCORDANCE WITH THEIR BEST JUDGMENT.